UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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CORNING INCORPORATED

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Dear Fellow Shareholder,

I hope you will join Corning Incorporated’s Board of Directors, senior leadership, employees, alumni, and other stakeholders at our 2013 Annual Meeting in Corning, New York, on April 25.

No question, 2012 was a difficult year as LCD price declines placed pressure on Corning’s net income, and the weak global economy negatively impacted most of our businesses. But Corning is navigating the current business environment the same way it has survived numerous challenges during its 161-year history: through disciplined financial management, an unwavering commitment to innovation, and values-based leadership. And through it all, we have done our best to communicate with shareholders quickly and candidly. We believe we have executed well in an extremely difficult environment and hope you agree.

The Annual Meeting is your opportunity to hear first-hand about Corning’s priorities, challenges, and opportunities, along with my personal perspective on the company’s performance. More importantly, it is your opportunity to have a say. I encourage you to sign and return your proxy card or vote by telephone or Internet prior to the meeting to ensure that your voice is heard. You can find voting instructions on page 5.

We strive for continuous improvement and take the opinions of our shareholders very seriously. For example, last year’s 95 percent approval on the advisory vote on executive compensation (“Say-on-Pay”) indicated your strong support for our strategy of linking pay to performance. We have also instituted changes based on shareholder votes. In 2009, you voted to declassify the Board of Directors, and we responded to that guidance by moving to annual elections. This year marks the first year where all directors are up for re-election at the same time. As you review the qualifications of our board members beginning on page 11, you will see that your company remains in extremely capable hands.

We are honored to welcome Richard Clark as Corning’s new lead director, following a vote by our independent board members. And we are grateful for the wisdom, experience, and friendship of retiring directors Gordon Gund and Onno Ruding. Mr. Gund served with distinction for more than 22 years and held the position of lead director for the past year. Dr. Ruding provided exemplary service for 17 years, including long-standing participation on Corning’s Finance and Audit Committees. They have both left an indelible mark on Corning and helped lay the foundation for the company’s future success.

As we look ahead, we are excited by Corning’s tremendous set of growth opportunities. We know the company will continue to face uncertainty, but we are confident in our ability to manage the challenges ahead. We remain committed to our mission of another 160 years of innovation and independence, and are grateful to have you on this journey with us.

Thank you for your investment in Corning and your participation in our governance process.

Sincerely,

Wendell P. Weeks
Chairman of the Board, Chief Executive Officer and President

CORNING INCORPORATED – 2013 Proxy Statement   3

Notice of 2013 Annual Meeting of Shareholders

Thursday, April 25, 2013

11:00 a.m., Eastern Time

The Corning Museum of Glass, Corning, New York 14830

Items of Business

1.

Election to our Board of Directors of the 12 director nominees who are named in the attached Proxy Statement for one-year terms;

2.

An advisory vote to approve executive compensation (say-on-pay);

3.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2013 fiscal year;

4.

Transaction of such other business as may properly come before our 2013 Annual Meeting of Shareholders (Annual Meeting).

Record Date

The record date for the determination of the shareholders entitled to vote at our Annual Meeting, or any adjournments or postponements thereof, was the close of business on February 25, 2013.

Your vote is important to us. Please exercise your shareholder right to vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 25, 2013. Our Proxy Statement, 2012 Annual Report to Shareholders and other materials are available on our website at www.corning.com/2013_proxy.

By order of the Board of Directors,

Linda E. Jolly
Corporate Secretary
March 11, 2013

CORNING INCORPORATED – 2013 Proxy Statement   4

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Welcome to the Corning Incorporated 2013 Annual Shareholder Meeting

Proposals Which Require Your Vote

		More Information	Board recommendation
Proposal 1	Election of directors	Page 11	FOR all nominees
Proposal 2	Advisory vote to approve the Company’s executive compensation	Page 22	FOR
Proposal 3	Ratification of independent registered public accounting firm for 2013	Page 48	FOR

Vote Right Away

Your vote is very important. Whether or not you plan to attend the annual meeting, please promptly submit your proxy or voting instructions by Internet, telephone or mail in order to ensure the presence of a quorum. You may also vote in person at our Annual Meeting. If you are a shareholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a broker, nominee or other intermediary, you must bring proof of ownership with you to the meeting.

By telephone	By Internet using a smartphone or tablet	By mail	By Internet using a computer

Dial toll-free 24/7 1-800-652-8683	Scan this QR code 24/7 to vote with your mobile device (may require free software)	Cast your ballot, sign your proxy card and send by mail	Visit 24/7 www.investorvote.com/glw

Visit Our Annual Meeting Website

•

Review and download interactive versions of this Proxy Statement and our Annual Report.

•

Sign up for electronic delivery of future Annual Meeting materials to reduce Corning’s impact on the environment.

WWW.CORNING.COM/2013_PROXY

CORNING INCORPORATED – 2013 Proxy Statement   5

Table of Contents

Proxy Summary	8
Corporate Governance	11
Proposal 1	Election of Directors	11
Board of Directors’ Qualifications and Experience	11
Our Director Nominees	12
Structure and Role of the Board	17
Corporate Governance Guidelines	17
Board Leadership Structure	17
Executive Sessions of Independent Directors	17
Board Risk Oversight	18
Communications with Directors	18
Director Independence	19
Commitment of our Board – Attendance at 2012 Meetings	19
Our Board Committees	20
Board Committees	20
Audit	20
Audit Committee Financial Experts	20
Compensation	20
Corporate Relations	21
Executive	21
Finance	21
Nominating and Corporate Governance	21
Compensation Matters	22
Proposal 2	An Advisory Vote to Approve Executive Compensation (Say-on-Pay)	22
Most Recent Say-on-Pay Vote Result	22
Share Price Performance and Pay Alignment	22
Compensation Program	22
Compensation Discussion and Analysis	23
Corning and our Equity Investments	23
What’s New in 2012	23
2012 Corporate Performance Highlights	24
Pay for Performance	25
Executive Compensation Program–Elements of Compensation	26
Role of Compensation Consultants	30
Additional Information	32
Compensation Committee Report	33
Summary Compensation Table	34
Grants of Plan-Based Awards	36
Outstanding Equity Awards at Fiscal Year-End	37
Option Exercises and Stock Vested	39
Retirement Plans	39
Pension Benefits	40
Nonqualified Deferred Compensation	41
Arrangements with Named Executive Officers	42
Director Compensation	45

Audit Matters	47
Report of our Audit Committee	47
Proposal 3	Ratification of Appointment of Independent Registered Public Accounting Firm	48
Certain Beneficial Relationships and Related Transactions	49
Related Party Transactions Policy	49
Other Matters	49
Beneficial Ownership	50
Directors and Executive Officers	50
Section 16(a) Beneficial Ownership Reporting Compliance	51
Certain Shareholders	51
Frequently Asked Questions About The Meeting And&Nbsp;Voting	51
Code of Ethics	56
Incorporation by Reference	56
Additional Information	56
Appendix A	57
Reconciliation of Non-GAAP financial Measures to GAAP Financial Measures	57

CORNING INCORPORATED – 2013 Proxy Statement   7

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Proxy Summary

To assist you in reviewing the Company’s proxy statement in advance of the 2013 Annual Meeting of Shareholders, we would like to call your attention to its key elements. The following description is only a summary. For additional information about these topics, please review the complete proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (“SEC”) on February 13, 2013. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Corning is providing these proxy materials in connection with our 2013 Annual Meeting of Shareholders. This proxy statement, the accompanying proxy card and Corning’s 2012 Annual Report were first mailed to shareholders on or about March 11, 2013. As used in this proxy statement, “Corning,” the “Company” and “we” may refer to Corning Incorporated itself, one or more of its subsidiaries, or Corning Incorporated and its consolidated subsidiaries.

Your vote is important to us. Please exercise your shareholder right to vote.

Voting matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of directors	FOR all of the director nominees	11
Advisory vote to approve the Company’s executive compensation	FOR	22
Ratification of independent registered public accounting firm	FOR	48

Proposal 1 Election of Directors

The following 12 directors are being nominated for election to a one-year term:

Name		Age	Director Since	Chief Occupation	Committee Memberships	Other Company Boards
	John Seely Brown Independent Director	72	1996	Chief Scientist, Xerox Corporation (retired)	• Compensation • Nominating and Corporate Governance	• Amazon.com
	Stephanie A. Burns	58	2012	Chairman and Chief Executive Officer, Dow Corning Corporation (retired)	• Chair, Corporate Relations • Finance	• GlaxoSmithKline plc
	John A. Canning, Jr. Independent Director	68	2010	Co-founder and Chairman Madison Dearborn Partners, LLC	• Executive • Finance • Nominating and Corporate Governance	• Exelon Corporation • TransUnion Corp.
	Richard T. Clark Independent Director	67	2011	Chairman, President and Chief Executive Officer, Merck & Co., Inc. (retired)	• Compensation • Executive • Nominating and Corporate Governance	• Automatic Data Processing, Inc.
	Robert F. Cummings, Jr. Independent Director	63	2006	Vice Chairman of Investment Banking, JPMorgan Chase & Co.	• Corporate Relations • Executive • Chair, Finance	• Viasystems Group, Inc.

CORNING INCORPORATED – 2013 Proxy Statement   8

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Name		Age	Director Since	Chief Occupation	Committee Memberships	Other Company Boards
	James B. Flaws	64	2000	Vice Chairman and Chief Financial Officer, Corning Incorporated	• Executive • Finance	• Dow Corning Corporation
	Kurt M. Landgraf Independent Director	66	2007	President and Chief Executive Officer, Educational Testing Service	• Chair, Audit • Compensation • Executive	• Louisiana-Pacific Corporation
	Kevin J. Martin Independent Director	46	2013	Partner, Patton Boggs LLP	• Audit • Finance	• None
	Deborah D. Rieman Independent Director	63	1999	Executive Chairman, MetaMarkets Group	• Audit • Chair, Compensation	• None
	Hansel E. Tookes II Independent Director	65	2001	Chairman and Chief Executive Officer, Raytheon Aircraft Company (retired)	• Compensation • Executive • Chair, Nominating and Corporate Governance	• Ryder Systems Inc. • NextEra Energy, Inc. • Harris Corporation
	Wendell P. Weeks	53	2000	Chairman, Chief Executive Officer and President, Corning Incorporated	• Chair, Executive	• Merck & Co., Inc.
	Mark S. Wrighton Independent Director	63	2009	Chancellor and Professor of Chemistry, Washington University in St. Louis	• Audit • Finance	• Cabot Corporation • Brooks Automation, Inc.

Our Board unanimously recommends that shareholders vote FOR all of our director nominees.

Proposal 2 Advisory Vote to Approve Executive Compensation

In 2011, our shareholders supported an annual advisory vote on executive compensation which we have implemented. Accordingly our Board of Directors is requesting that shareholders approve the compensation of our Named Executive Officers (“NEOs”), as disclosed, pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, in the Executive Compensation section of this proxy statement. This includes the Compensation Discussion and Analysis, the Summary Compensation Table and the supporting tabular and narrative disclosure on executive compensation.

CORNING INCORPORATED – 2013 Proxy Statement   9

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Most Recent Say-on-Pay Vote Result

Last year, Corning received approximately 95% shareholder support from the non-binding Say-on-Pay advisory vote. We view this as an affirmation of our current pay practices. As a result, few changes were made to our executive compensation program in 2012, although improvements were implemented.

In addition, the Company annually visits with our largest investors to understand their expectations and discuss various matters related to Corning. During 2012, we met with over 70% of our top institutional holders on multiple occasions, none of whom raised executive compensation-related concerns.

Compensation Program

Our management team strives to balance near-term results while building shareholder value through our thoughtful investments in innovation and process engineering. To fulfill this mission, Corning’s “pay for performance” philosophy forms the foundation for our decisions regarding executive compensation made by the Committee. In addition, our compensation decisions are designed to facilitate strong corporate governance. Our focus on pay-for-performance and corporate governance ensures alignment with the interests of stockholders as highlighted below:

ALIGNMENT WITH STOCKHOLDERS
Pay for Performance	Corporate Governance
We target CEO compensation at peer group median and only deliver compensation above this level when warranted by performance.	We devote significant time to leadership development efforts.
Over 80% of total compensation for NEOs is performance-based.	We maintain a market-aligned severance program with reasonable post-employment provisions. Agreements entered into after July 2004 have benefits that are limited to 2.99 base salary and target bonus.
We use a rigorous goal setting process which includes both business-driven bottom up and corporate top down budget generation coupled with multiple levels of review.	We utilize an independent compensation consultant.
100% of NEO annual incentive compensation is tied solely to Corning’s consolidated financial performance.	We do not have compensation programs that encourage imprudent risk-taking. We do maintain clawback, anti-hedging and anti-pledging policies.
Over 65% of total compensation for NEOs is based on long-term incentives.	We disclose our performance goals.

50% of long-term incentive compensation (CPUs) is performance-contingent and only delivers value if corporate financial results are met that contribute to long-term corporate financial health and success.

We conduct a shareholder outreach program.
25% of long-term incentive compensation (stock options) only delivers value if stock price appreciation is achieved.	Annual dilution associated with grants of stock options and restricted stock totaled less than 0.70% in 2012.
The value of the remaining 25% of long-term incentive compensation (RSUs) fluctuates with stock price.	We maintain robust share ownership guidelines for our NEOs and directors.
We only provide modest perquisites which we believe have a sound benefit to the Company’s business.	No tax gross-ups or tax assistance on perquisites and no repricing underwater stock options without shareholder approval.

Our Board unanimously recommends a vote FOR the resolution approving the compensation of our Named Executive Officers.

The Compensation Discussion and Analysis portion of this proxy statement contains a detailed description of our executive compensation philosophy and programs, the compensation decisions the Committee has made under those programs and the factors considered in making those decisions, including 2012 Company performance, focusing on the compensation of our NEOs. We believe that we have created a compensation program deserving of stockholder support. Accordingly, we are asking for stockholder approval of the compensation of our NEOs as disclosed in this proxy statement. See “Executive Compensation” and “Proposal 2 – Advisory Vote to Approve Executive Compensation” for more information.

Proposal 3 Ratification of Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent public accounting firm for 2013.

Our Board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013.

CORNING INCORPORATED – 2013 Proxy Statement   10

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Corporate Governance

Proposal 1  Election of Directors

Our Board currently consists of 14 directors, 11 of whom are independent, two are management directors, and Dr. Burns who, as a recent former executive officer of Dow Corning Corporation, is not independent.

At our 2013 Annual Meeting, all continuing directors will stand for election for terms expiring at the next Annual Meeting of Shareholders. Each of Messrs. Brown, Canning, Clark, Flaws and Landgraf and Drs. Burns, Rieman and Wrighton were elected by Corning’s shareholders at the 2012 Annual Meeting. Each of Messrs. Cummings, Tookes and Weeks were elected by Corning’s shareholders on April 29, 2010 and their terms expire at the 2013 Annual Meeting. Mr. Martin was appointed by Corning’s Board of Directors on February 5, 2013. Pursuant to the policies set forth in our Corporate Governance Guidelines, Mr. Gund and Dr. Ruding, will attain the Board’s mandatory retirement age this year and will not stand for re-election. Our Board expresses sincere gratitude to Mr. Gund and Dr. Ruding for their extraordinary service for more than 22 years and 17 years, respectively.

Board of Directors’ Qualifications and Experience

The minimum qualifications and attributes that the Nominating and Corporate Governance Committee believes must be possessed by a director nominee may include:

•

Character and the ability to apply good business judgment;

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Ability to exercise his/her duties of loyalty and care;

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Proven leadership skills;

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Diversity of experience;

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High integrity and ethics;

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Ability to understand complex principles of business and finance;

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Scientific expertise; and

•

Familiarity with national and international issues affecting businesses.

Our Board is comprised of accomplished professionals who possess diverse areas of expertise including, national and international business, operations, manufacturing, finance and investing, energy, management, entrepreneurship, government, higher education and science, research and technology. While Corning does not have a formal diversity policy with respect to director nominations, we believe that the diversity of skills, knowledge, opinions and fields of expertise represented on our Board is one of its core strengths. When identifying and selecting director nominees, the Nominating and Corporate Governance Committee considers the impact a nominee would have in terms of increasing the diversity of the Board with respect to professional experience, background, viewpoints, skills and areas of expertise. We believe that the resulting diversity of directors allows the Board to engage in candid and challenging discussions, in service of the best decisions for the Company and its shareholders. The diversity of our directors’ skills enables each director an opportunity to provide specific leadership in his or her respective areas of expertise. In the context of the Board’s needs, the appropriate mix of director competencies and experiences evolves for Corning over time. In an effort to increase diversity, the Nominating and Corporate Governance Committee in working with the Board also considers diversity of race, gender and national origin of potential director candidates. We believe our directors’ wide range of professional experiences and backgrounds, education and skills has proven to be of significant value to the Company and we intend to continue leveraging this strength.

All of the director nominees are elected members of the Board of Directors, except for Mr. Martin who was identified by the Nominating and Corporate Governance Committee, and appointed by the Board of Directors in February 2013. The Nominating and Corporate Governance Committee retains the assistance of a third-party recruiting firm to assist in identifying and evaluating potential director nominees, as it deems appropriate.

Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is not able to serve, proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. We have included below certain information about the nominees for election as directors and the directors who will continue in office after the Annual Meeting. The Board of Directors has concluded that the skills, qualifications and experience of each of the director nominees and continuing directors supports such nominee or director’s continued membership on the Company’s Board of Directors.

CORNING INCORPORATED – 2013 Proxy Statement   11

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Our Director Nominees

In light of the individual qualifications and experiences of each of our director nominees and his or her contribution to our Board, the Board has concluded that each of our director nominees should be re-elected to our Board.

Our Board unanimously recommends that shareholders vote FOR all of our director nominees.

Name	Age	Independent	Director since	Primary Occupation	Other Current Public Company Boards	Committee Memberships
John Seely Brown	72	Yes	1996	Chief Scientist, Xerox Corporation (retired)	1	• Compensation • Nominating and Corporate Governance
Stephanie A. Burns	58	No	2012	Chairman and Chief Executive Officer, Dow Corning Corporation (retired)	1	• Chair, Corporate Relations • Finance
John A. Canning, Jr.	68	Yes	2010	Co-founder and Chairman Madison Dearborn Partners, LLC	1	• Executive • Finance • Nominating and Corporate Governance
Richard T. Clark	67	Yes	2011	Chairman, President and Chief Executive Officer, Merck & Co., Inc. (retired)	1	• Compensation • Executive • Nominating and • Corporate Governance
Robert F. Cummings, Jr.	63	Yes	2006	Vice Chairman of Investment Banking, JPMorgan Chase & Co.	1	• Corporate Relations Executive • Chair, Finance
James B. Flaws	64	No	2000	Our Vice Chairman and Chief Financial Officer	0	• Executive • Finance
Kurt M. Landgraf	66	Yes	2007	President and Chief Executive Officer, Educational Testing Service	1	• Chair, Audit • Compensation • Executive
Kevin J. Martin	46	Yes	2013	Partner, Patton Boggs LLP	0	• Audit • Finance
Deborah D. Rieman	63	Yes	1999	Executive Chairman, MetaMarkets Group	0	• Audit • Chair, Compensation
Hansel E. Tookes II	65	Yes	2001	Chairman and Chief Executive Officer, Raytheon Aircraft Company (retired)	3	• Compensation • Executive • Chair, Nominating and Corporate Governance
Wendell P. Weeks	53	No	2000	Our Chairman, Chief Executive Officer and President	1	• Chair, Executive
Mark S. Wrighton	63	Yes	2009	Chancellor and Professor of Chemistry, Washington University in St. Louis	2	• Audit • Finance

If elected by our shareholders, the 12 director nominees will serve for a one-year term expiring at our 2014 Annual Meeting of Shareholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

All of our director nominees are currently members of our Board. Each has been recommended for election by our Corporate Governance and Nominating Committee and approved and nominated for election by our Board. Our Board, upon the recommendation of our Corporate Governance and Nominating Committee, appointed Mr. Martin (in February 2013) as a director to hold office for a term expiring at our Annual Meeting.

All of our directors are elected by majority vote. An incumbent director who fails to receive a majority of FOR votes will be required to tender his or her resignation to our Board. Our Corporate Governance and Nominating Committee will then assess whether there is a significant reason for the director to remain on our Board and will make a recommendation regarding the resignation to our Board.

For detailed information on the vote required for the election of directors and the choices available for casting your vote, please see —“Frequently Asked Questions About the Meeting and Voting.”

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Below is biographical information about our director nominees. This information is current as of February 7, 2013 and has been confirmed by each of our director nominees for inclusion in our proxy statement.

John Seely Brown

Age: 72 Director Since: 1996 Retired Chief Scientist Xerox Corporation

Skills and Qualifications:

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Significant experience in research and development, technology and innovation

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Specialized knowledge includes organizational learning, complex adaptive systems, microelectrical mechanical systems (MEMS) and nanotechnology

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Expertise in business strategies in Asia and cloud computing

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Advisor on international corporate strategies in the digital age

Committees: • Compensation • Nominating and Corporate Governance Current Directorships: • Amazon.com Former Directorships Held During the Past 5 Years: • Polycom, Inc. • Varian Medical Systems, Inc.

Dr. Brown served Xerox Corporation in various scientific research positions from 1978, until his retirement in 2002. In 1986, he was elected vice president in charge of advanced research and was director of the Palo Alto Research Center from 1990 to 2000. Dr. Brown was named chief scientist of Xerox in 1992, retiring in 2002. He is a visiting scholar and advisor to the Provost at the University of Southern California. He is also the independent co-chairman of Deloitte’s Center for the Edge.

Formerly the chief scientist of a large scale technology-based company (Xerox), Dr. Brown brings significant experience in the areas of research and development, technology and innovation to our Board. His additional areas of specialized knowledge include organizational learning, complex adaptive systems, micro electrical mechanical system (MEMS) and nanotechnology. Dr. Brown also has significant expertise in business strategies in Asia and cloud computing. His current work includes advising on international corporate strategies in the digital age.

Stephanie A. Burns

Age: 58 Director Since: 2012 Retired Chairman and Chief Executive Officer Dow Corning Corporation

Skills and Qualifications:

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Global innovation and business leadership experience

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Significant expertise in scientific research, issues management, science and technology leadership and business management

Committees: • Corporate Relations • Finance Current Directorships: • GlaxoSmithKline plc Former Directorships Held During the Past 5 Years: • Dow Corning Corporation

Dr. Burns has nearly 30 years of global innovation and business leadership experience. Dr. Burns joined Dow Corning in 1983 as a researcher and specialist in organosilicon chemistry. In 1994, she became the company’s first director of women’s health. She was elected to the Dow Corning Board of Directors in 2001 and elected as president in 2003. She served as chief executive officer from 2004 until May 2011 and served as chairman from 2006 through 2011.

Dr. Burns brings significant expertise in scientific research, issues management, science and technology leadership and business management to the Board, as well as skills related to her Ph.D. in organic chemistry. She is the past honorary president of the Society of Chemical Industry and was appointed by President Obama to the President’s Export Council. Dr. Burns is a former chairman of the American Chemistry Council.

John A. Canning, Jr.

Age: 68 Director Since: 2010 Co-founder and Chairman Madison Dearborn Partners, LLC

Skills and Qualifications:

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Experience in private equity investing, including reviewing financial statements and audit results and making investment and acquisition decisions

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Has insight into economic trends important to our business

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Law degree

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Experience in banking and managing investments

Committees:

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Executive

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Finance

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Nominating and Corporate Governance

Current Directorships:

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Exelon Corporation

Former Directorships Held During the Past 5 Years:

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TransUnion Corp.

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Jefferson Smurfit Group plc

Mr. Canning co-founded Madison Dearborn Partners, LLC in 1992, serving as its chief executive officer until he became chairman in 2007. He previously spent 24 years with First Chicago Corporation, most recently as executive vice president of The First National Bank of Chicago and president of First Chicago Venture Capital. Mr. Canning is trustee and chairman of several Chicago-area non-profit organizations. He is a former commissioner of the Irish Reserve Fund and a former director and chairman of the Federal Reserve Bank of Chicago.

Mr. Canning brings 32 years’ of experience in private equity investing, including reviewing financial statements and audit results and making investment and acquisition decisions. As a former director and Chairman of the Federal Reserve Bank of Chicago, he has insight into economic trends important to our business. In addition to his business experience, he also has a law degree and is a recognized leader in the Chicago business community. Mr. Canning’s business experience and service on the boards of other companies and organizations enable him to contribute to Corning’s board. Mr. Canning’s experience in banking and managing investments make him a valued member of our finance committee.

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Richard T. Clark

Age: 67 Director Since: 2011 Retired Chairman, President and Chief Executive Officer Merck & Co., Inc.	Skills and Qualifications: • Broad managerial expertise, operational expertise and deep business knowledge • Extensive experience in the issues facing public companies and multinational businesses

Committees:

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Compensation

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Executive

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Nominating and Corporate Governance

Current Directorships:

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Automatic Data Processing, Inc.

Former Directorships Held During the Past 5 Years:

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Merck & Co., Inc.

Mr. Clark joined Merck in 1972, and held a broad range of senior management positions. He became president and chief executive officer of Merck in May 2005, and chairman of the board in April 2007. He transitioned from the chief executive officer role in January 2011, and served as Merck board chairman through November 2011. He was president of the Merck Manufacturing Division (June 2003 to May 2005) of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) He serves on the advisory board of American Securities, a private equity firm. He is chairman of the board of Project Hope and a trustee of several charitable non-profit organizations.

As the former chairman, president and chief executive officer of a Fortune 100 company, Mr. Clark brings to Corning broad managerial expertise, operational expertise and deep business knowledge, as well as a track record of achievement.

Robert F. Cummings, Jr.

Age: 63 Director Since: 2006 Vice Chairman of Investment Banking JPMorgan Chase & Co.

Skills and Qualifications:

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Extensive investment banking experience including finance, business development and mergers and acquisitions

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Knowledge in the areas of technology, telecommunications, private equity and real estate

Committees:

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Corporate Relations

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Executive

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Finance

Current Directorships:

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Viasystems Group, Inc.

Former Directorships Held During the Past 5 Years:

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GSC Investment Corp.

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RR Donnelley & Sons Co.

Mr. Cummings was appointed Vice Chairman of Investment Banking at JPMorgan Chase & Co. in December 2010, where he advises on client opportunities across sectors and industry groups. From 2002 to 2009, he served as a senior managing director at GSC Group, Inc., a privately held money management firm. Mr. Cummings began his business career in the investment banking division of Goldman, Sachs & Co. in 1973, and was a partner of the firm from 1986 until his retirement in 1998. He served as an advisory director at Goldman Sachs until 2002.

Mr. Cummings’ Board qualifications include over 27 years of investment banking experience at Goldman Sachs, where he advised corporate clients on financings, business development, mergers and acquisitions and other strategic financial issues. Additionally, he brings knowledge in the areas of technology, telecommunications, private equity, and real estate to the Board.

James B. Flaws

Age: 64 Director Since: 2000 Vice Chairman and Chief Financial Officer Corning Incorporated	Skills and Qualifications: • Managerial experience in control, financial, treasury and business development functions • Broad experience in financial, investor relations and supervisory roles	Committees: • Executive • Finance Current Directorships: • Dow Corning Corporation Former Directorships Held During the Past 5 Years: • None

Mr. Flaws joined Corning in 1973 and served in a variety of controller and business management positions. He was elected assistant treasurer of Corning in 1993; vice president and controller in 1997 and vice president of finance and treasurer in May 1997; senior vice president and chief financial officer in December 1997; executive vice president and chief financial officer in 1999; and to his current position in 2002. Mr. Flaws is a director of Dow Corning Corporation.

Since joining Corning in 1973, Mr. Flaws has held a wide range of management positions across its control, financial, treasury, and business development functions in specific line business units, as well as at corporate-wide levels. As a result of his diverse responsibilities over more than 30 years, he has very broad experience in many financial, investor relations, and supervisory roles within the company, including leading the spinoff of Corning’s health care businesses into two separate publicly-traded companies in 1996, and overseeing many mergers and acquisitions by the company. Mr. Flaws played an important role in Corning’s recovery from the impact of the telecom industry collapse in 2002.

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Kurt M. Landgraf

Age: 66 Director Since: 2007 President and Chief Executive Officer Educational Testing Service

Skills and Qualifications:

•

Extensive executive management experience in public companies, non-profit entities, higher education, and government

•

Financial expertise

•

Operations skills and experience

•

Specialized knowledge including technology, transportation, education, pharmaceuticals, health care, energy, materials and mergers and acquisitions

Committees: • Audit • Compensation • Executive Current Directorships: • Louisiana-Pacific Corporation Former Directorships Held During the Past 5 Years: • IKON Office Solutions Inc.

Mr. Landgraf is president and chief executive officer of Educational Testing Service, a private non-profit educational testing and measurement organization, and joined ETS in that position in 2000. Prior to that, he was executive vice president and chief operating officer of E.I. Du Pont de Nemours and Company, where he previously held a number of senior leadership positions, including chief financial officer.

Mr. Landgraf was selected for his wealth of executive management experience in public companies, non-profit entities, higher education, and government. He brings to the Board his financial expertise and operations skills and experience, represented by his positions as the chief financial officer and chief operating officer of E.I. DuPont de Nemours & Company. Mr. Landgraf’s other areas of specialized knowledge include technology, transportation, education, pharmaceuticals, health care, energy, materials, and mergers and acquisitions.

Kevin J. Martin

Age: 46 Director Since: 2013 Partner Patton Boggs LLP

Skills and Qualifications:

•

Extensive knowledge of regulatory environment

•

Legal skills and expertise

•

Specialized knowledge of telecommunications and information technology industries

•

Experience in private equity investing

Committees: • Audit • Finance Current Directorships: • None Former Directorships Held During the Past 5 Years: • None

Mr. Martin a partner and co-chair of Patton Boggs LLP in the Washington law firm’s Technology and Communications practice.

Mr. Martin has nearly two decades experience as a lawyer and policymaker in the telecommunications field, including his tenure as FCC Chairman from March 2005 to January 2009. Before joining the FCC as a Commissioner in 2001, Mr. Martin was a Special Assistant to the President for Economic Policy and served on the staff of the National Economic Council, focusing on commerce and technology policy issues. He also served as the official U.S. government representative to the G-8’s Digital Opportunity Task Force.

Mr. Martin brings deep experience to the board in the telecommunications, economics, governmental, and legal arenas.

Deborah D. Rieman

Age: 63 Director Since: 1999 Executive Chairman MetaMarkets Group

Skills and Qualifications:

•

Expertise in information technology, innovation and entrepreneurial endeavors

•

Ph.D. in mathematics

•

Experience in technology development, marketing, business development and support, investor relations, and investing

Committees: • Audit • Compensation Current Directorships: • None Former Directorships Held During the Past 5 Years: • Keynote Systems • Tumbleweed Communications, Inc. • Kintera Inc.

Dr. Rieman has more than 25 years of experience in the software industry. Currently, she is Executive Chairman of MetaMarkets Group. Previously, she was managing director of Equus Management Company, a private investment fund. From 1995 to 1999, she served as president and chief executive officer of Check Point Software Technologies, Incorporated. Dr. Rieman is a former director of Keynote Systems, Tumbleweed Communications Corp and Kintera Inc.

Dr. Rieman brings significant expertise in information technology, innovation and entrepreneurial endeavors to the Board, and skills related to her Ph.D. in mathematics. She is also the former president and chief executive officer of a software company specializing in security, and has experience in technology development, marketing, business development and support, investor relations, and investing.

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Hansel E. Tookes II

Age: 65 Director Since: 2001 Retired Chairman and Chief Executive Officer Raytheon Aircraft Company

Skills and Qualifications:

•

Extensive experience in operations, manufacturing, performance excellence, business development, technology-driven business environments, and military and government contracting

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Education, training and knowledge in science and engineering

Committees:

•

Compensation

•

Executive

•

Nominating and Corporate Governance

Current Directorships:

•

Ryder Systems Inc.

•

NextEra Energy, Inc.

•

Harris Corporation

Former Directorships Held During the Past 5 Years:

•

None

Mr. Tookes retired from Raytheon Company in December 2002. He joined Raytheon in 1999 and served as president of Raytheon International, chairman and chief executive officer of Raytheon Aircraft and executive vice president of Raytheon Company. From 1980 to 1999, Mr. Tookes served United Technologies Corporation as president of Pratt and Whitney’s Large Military Engines Group and in a variety of other leadership positions.

Mr. Tookes provides extensive experience in operations, manufacturing, performance excellence, business development, technology-driven business environments, and military and government contracting. He also brings his science and engineering education, training and knowledge to the Board. Mr. Tookes’ industry expertise includes aviation, aerospace and defense, transportation, and technology.

Wendell P. Weeks

Age: 53 Director Since: 2000 Chairman, Chief Executive Officer and President Corning Incorporated

Skills and Qualifications:

•

Wide range of experience including financial management, business development, commercial leadership, and general management

•

Experience in many of Corning’s businesses and technologies

•

Experience as chief executive officer

Committees: • Executive Current Directorships: • Merck & Co., Inc. Former Directorships Held During the Past 5 Years: • None

Mr. Weeks joined Corning in 1983 and was named a vice president and deputy general manager of the Telecommunications Products division in 1995; vice president and general manager in 1996; senior vice president in 1997; senior vice president of Opto-Electronics in 1998; executive vice president in 1999; president, Corning Optical Communications in 2001; president and chief operating officer of Corning in 2002; and president and chief executive officer in 2005. Mr. Weeks became chairman and chief executive officer on April 26, 2007, and president on December 31, 2010.

Mr. Weeks brings deep and broad knowledge of the company based on his long career across a wide range of Corning’s staff groups and major businesses. Mr. Weeks has 30 years of Corning experience including financial management, business development, commercial leadership, and general management. His experiences in many of Corning’s businesses and technologies, and more than seven years as chief executive officer, have given him a unique understanding of Corning’s diverse business operations and innovations.

Mark S. Wrighton

Age: 63 Director Since: 2009 Chancellor and Professor of Chemistry Washington University in St. Louis

Skills and Qualifications:

•

Expertise in materials and research interests in the areas of transition metal catalysis, photochemistry, surface chemistry, molecular electronics, and photoprocesses at electrodes

•

Executive leadership experience

Committees: • Audit • Finance Current Directorships: • Cabot Corporation • Brooks Automation, Inc. Former Directorships Held During the Past 5 Years: • A.G. Edwards, Inc.

Since 1995, Dr. Wrighton has been Chancellor and Professor of Chemistry at Washington University in St. Louis, a major research university. Before joining Washington University, he was a researcher and professor at the Massachusetts Institute of Technology, where he was Head of the Department of Chemistry from 1987 to 1990, and then Provost from 1990 to 1995. Dr. Wrighton served as a Presidential appointee to the National Science Board from 2000 to 2006, and chaired that Board’s audit and oversight committee during that time. He also is a past chair of the Association of American Universities, The Business Higher Education Forum, and the Consortium on Financing Higher Education, and continues as a member of these organizations. He was elected to membership in the American Academy of Arts and Sciences and the American Philosophical Society and he is a Fellow of the American Association for the Advancement of Science.

Dr. Wrighton is a professor, chemist and research scientist with expertise in materials and research interests in the areas of transition metal catalysis, photochemistry, surface chemistry, molecular electronics, and in photoprocesses at electrodes. Under Chancellor Wrighton’s leadership, Washington University has grown significantly in academic stature, research enterprise, infrastructure, student quality, curriculum and international reputation. In addition to his executive leadership, Dr. Wrighton brings to the Board his vast scientific knowledge and understanding of complex research and development issues.

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Structure and Role of the Board

Corporate Governance Guidelines

Our business, property and affairs are managed by, or are under the direction of, the Board of Directors pursuant to New York Business Corporation Law and our By-Laws. Members of the Board of Directors are kept informed of Corning’s business through discussions with the Chairman, Chief Executive Officer and President, the Vice Chairman and Chief Financial Officer and other key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Board has adopted a set of Corporate Governance Guidelines that address the make-up and functioning of the Board. A copy of these guidelines can be found on our website at www.corning.com/investor_relations/corporate_governance/board_download_library.aspx.

Board Leadership Structure

Our Board, through our Corporate Governance and Nominating Committee, annually assesses its leadership structure to ensure that the most efficient and appropriate structure is in place. As a result, we currently have a structure which combines the roles of Chief Executive Officer and Chairman and we also designate an independent Lead Director. We believe that having Mr. Weeks serve as both Chief Executive Officer and Chairman demonstrates to our investors, employees, suppliers, customers and other stakeholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. This unity of leadership eliminates the potential for confusion or duplication of efforts, and provides clear leadership for the Company. We believe that the Company is well-served by this structure at the present time.

Under the current structure, our Corporate Governance Guidelines provide that the Board will designate and utilize a Lead Director. Mr. Gund served as Lead Director from April 2012 to February 2013. Due to Mr. Gund’s impending mandatory retirement, Mr. Clark was elected Lead Director in February 2013. The Lead Director plays an important role in our corporate governance structure. The Lead Director’s responsibilities include: presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; serving as liaison between the Chairman and the independent directors; convening meetings of the directors; consulting with the Chairman on matters relating to corporate governance; facilitating the CEO performance review and management succession; and, when requested by major shareholders, ensuring that he is available for consultation and direct communication. The Chairman consults with the Lead Director in advance of each Board meeting to obtain his comments, suggestions and approval for the meeting schedule and timing, for each agenda, and for the types of information to be sent to the Board.

Our Board of Directors is currently comprised of 11 independent directors under the New York Stock Exchange (“NYSE”) listing requirements, one non-independent director, plus two management directors. Two independent directors – Mr. Gund and Dr. Ruding – will retire at the 2013 Annual Meeting of Shareholders. All of our directors are highly accomplished and experienced in their respective fields, with demonstrated leadership in significant enterprises and familiarity with board processes. For additional information about the backgrounds and qualifications of our directors, see “Our Director Nominees” in this proxy statement.

Our Board has six standing committees—Audit, Compensation, Corporate Relations, Executive, Finance, and Nominating and Corporate Governance. Three of the committees are comprised solely of independent directors. Four of the committees have a separate, independent chair, and the Executive Committee has five independent directors and two management directors as members. The chair of each of these committees is responsible for directing the committee in fulfilling its responsibilities, see “Meetings and Committees of the Board” in this proxy statement.

In February 2013, as part of our annual review of corporate governance and succession planning, the Board (led by the Nominating and Corporate Governance Committee) re-evaluated our Board leadership structure, to assess whether it remains optimal for the Company and its shareholders. The Board determined that the current Board leadership structure is working well, and facilitates effective communication, oversight and governance of the Company, while allowing independent decision making as appropriate. We believe our current leadership structure—under which our Chief Executive Officer serves as Chairman of the Board, four of the six Board committees are chaired by independent directors and our Lead Director assumes specified responsibilities on behalf of the independent directors—remains the optimal board leadership structure for the Company and our shareholders.

Executive Sessions of Independent Directors

Non-management Board members meet without management at each regularly scheduled Board meeting. Independent Board members also meet separately at least once a year. Additional meetings may be called by the Lead Director in his discretion or at the request of the Board. The Lead Director, Mr. Clark, presides over meetings of the non-management directors.

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Board Risk Oversight

Corning has a comprehensive risk management program that engages the Company’s management/leadership and Board. Since 2004, the Company has employed an Enterprise Risk Management program (“ERM”) that was modeled on the COSO II framework. “COSO” is the Committee of Sponsoring Organizations of the Treadway Commission, a voluntary private-sector organization, established in the United States, dedicated to providing guidance to executive management and entities on critical aspects of organizational governance, business ethics, internal control, enterprise risk management, fraud, and financial reporting. Corning’s ERM is a company-wide effort that involves the Board, management and Corning staff in an integrated effort to identify, assess and manage risks that may potentially affect the Company. A “Risk Council,” chaired by our Vice Chairman and Chief Financial Officer, Mr. Flaws, and composed of Corning management and staff, is a core governance element of the ERM.

The Risk Council’s activities include aggregating, prioritizing and assessing risks including financial, operational, business, reputational, governance and managerial risks. The Risk Council assists each of our businesses in identifying its applicable risks, and determines whether such risks are material at the Company level. Each business is responsible for managing its identified risks – as we believe the local business teams are in the best position to identify and manage their risks. We believe this central oversight of and assistance to the business teams is the most effective way to manage the Company’s risks. The Risk Council reports directly to the management committee of the Company and provides reports on the Company’s risk management process and its top risks periodically to both the Audit and Finance Committees.

Additionally, our Compliance Council, chaired by the Senior Vice President and General Counsel, provides the Risk Council with the results of its review of the Company’s compliance with laws and regulations of the countries in which we conduct business. The Compliance Council reports directly to each of the Audit Committee and Corporate Relations Committee.

We also perform a comprehensive risk assessment related to our internal controls. This assessment includes interviews with senior management, and financial leaders as well as evaluation of Risk Council findings, audit results, current business priorities and the economic environment. The assessment results are used to establish our internal audit plan, conduct internal audits and perform any resulting remedial actions. The assessment and internal audit results are a key part of our Sarbanes-Oxley compliance program for internal controls. The Audit Committee reviews the results of the risk assessment annually and the results of our internal audits quarterly.

The Audit Committee annually reviews a comprehensive report on the Company’s ERM processes. In accordance with NYSE requirements, our Audit Committee is responsible for company policies with respect to risk assessment and risk management, and to review contingent liabilities and risks that may be material to Corning, as well as major legislative and regulatory developments that could materially impact Corning’s contingent liabilities and risks. Regularly, the Audit Committee reviews and discusses certain risks facing the Company, including legal issues, employee matters, information technology security and governmental regulation and legislation, among other things. Our Finance Committee, pursuant to its charter, reviews regularly the top risks identified by the ERM process and strategies for managing exposure to specific financial, economic, and hazard risks. Each of the Audit and Finance Committee’s chairman reports to the entire Board of Directors regarding their risk management review and any significant items identified. In addition, each of our Board committees considers the risk exposures within its areas of responsibility. For example, our Corporate Relations Committee reviews potential risk exposures in the environmental, health, safety, employment, and product liability areas.

The full Board provides additional risk oversight in numerous ways, including the following:

•

Each year, prior to its approval of the annual budget and long-term plan, the Board reviews the potential risks which could negatively impact the proposed budget and plan. This review includes the types of risks, as well as pessimistic and worst case scenarios should the identified risks be realized.

•

The Board frequently reviews the Company’s Strategic Framework and any risks which might negatively impact it.

•

Prior to approving any significant investment or divestiture actions by the Company, the Board reviews a detailed proposal identifying the rationale and risks involved in such action.

•

The Board regularly receives written reports covering environmental, safety and health, and human resources matters.

•

At least four times each year, the Board attends “Technology with the Board” sessions, which allow the directors to review and discuss current research and development projects and thereby assess risks related to the Company’s technology and intellectual property developments.

•

The full Board also engages in periodic discussions regarding risks with our Chief Executive Officer, Chief Financial Officer, and other company officers, as it deems appropriate.

We endeavor to keep the Board fully apprised of risks facing the Company and believe that our directors provide effective oversight of the risk management function. We believe the Board’s risk oversight function allows our directors to make well-informed decisions and increases the effectiveness of the Company’s leadership structure.

Communications with Directors

Shareholders and interested parties may communicate concerns to any director, committee member or the Board by writing to the following address: Corning Incorporated Board of Directors, Corning Incorporated, One Riverfront Plaza, MP HQ E2 10, Corning, New York 14831 Attention: Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence (except advertising, spam, junk mail and other mass mailings, product inquiries and suggestions, resumes, surveys or any unduly hostile, threatening or illegal materials) to the relevant director, committee member or the full Board, as indicated in the correspondence.

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Director Independence

Independent oversight bolsters our success. A director is considered independent under NYSE rules if our Board determines that the director does not have any direct or indirect material relationship with Corning. Our Corporate Governance Guidelines require that the Board make an annual determination regarding the independence of each of our directors. The Board made these determinations on February 6, 2013, based on an annual evaluation performed by and recommendations made by the Nominating and Corporate Governance Committee. The Board of Directors has determined that Messrs. Canning, Clark, Cummings, Gund, Landgraf, Martin, and Tookes and Drs. Brown, Rieman, Ruding and Wrighton are “independent” within the meaning of the rules of the New York Stock Exchange, based on its application of the standards set forth in our Corporate Governance Guidelines. Specifically, the Board determined that these 11 directors were independent because no relationship was identified that would automatically bar them from being characterized as independent, and any relationships identified were not so material as to impair their independence.

In making this determination, the Board considered, among other things, the following relationships, each of which it determined were not material:

•

Until February 14, 2013, Dr. Brown was a director of Varian Medical Systems, Inc., which in the last three fiscal years has purchased and sold less than $1,912,900 with Corning.

•

Mr. Canning is on the board of Exelon Corporation, which acquired Constellation Energy by merger on March 12, 2012. Constellation has been an energy supplier to Corning facilities for several years. Corning paid $5,200,000, $7,000,000 and $11,200,000 million to Constellation Energy in 2010, 2011 and 2012.

•

Mr. Cummings is an employee of JPMorgan Chase & Co. (“JPM”). He is not a JPM section 16 executive officer under the SEC or NYSE rules. JPM and its affiliates provide various investment banking services including underwriting, commercial lending and banking and other financial advisory services, including provision of credit facilities to Corning and its affiliates. Corning’s fees to JPM were approximately, $4,200,000, $2,600,000 and $14,600,000 for each 2010, 2011 and 2012, respectively. Mr. Cummings has no personal involvement in JPM services provided to or fees paid by Corning.

•

Mr. Martin is a partner of Patton Boggs LLP, a law firm (“Patton Boggs”). Patton Boggs has previously provided professional services to Corning on various matters. Corning paid the firm approximately $255,000, $42,900 and $110,000 in each of 2010, 2011 and 2012. Corning ended its relationship with Patton Boggs in 2012 and has agreed to discontinue its retention of the firm during Mr. Martin’s tenure as director.

•

Mr. Tookes is a director of BBA Aviation plc (a British public company), the parent company of Signature Flight Support (“SFS”), a company that provides aviation support services to Corning. In the last three fiscal years, SFS has provided services to Corning in an aggregate amount of approximately $100,000.

•

Dr. Wrighton is a director of Cabot Corporation, a company which sold products to Corning in an aggregate amount of approximately $705,600 in 2010, 2011 and 2012; and Brooks Automation, a company which sold an aggregate of approximately $186,300 in products to Corning in the last three fiscal years. Both Cabot Corporation’s sales to and purchases from Dow Corning Corporation (“DCC”) were below $60,200,000 for each of the last three fiscal years. DCC, which is 50% owned by each of Corning and The Dow Chemical Company, is not controlled by Corning, and has a separate board of directors.

In determining that each of each of Messrs. Brown, Canning, Cummings, Martin, Tookes and Wrighton’s above relationships are not material, the Board considered: the fact that such relationships arise only from their position as an employee or director of the respective companies; that such director has no direct or indirect material interest in any of the transactions between Corning or its affiliate, as the case may be, and the respective company; that none is a Section 16 executive officer of these companies; that such director had no role or financial interest in any decisions about any of these transactions; and that such a relationship would not bar independence under the NYSE Listing Standards or Corning’s Director Qualification Standards.

The Board concluded that based on all of the relevant facts and circumstances, none of the above relationships constituted a material relationship with Corning that represents a potential conflict of interest, or otherwise interferes with the exercise by any of these directors of his or her independent judgment from management of Corning.

Messrs. Flaws and Weeks are not independent because they are each executive officers of Corning.

Dr. Burns was an executive officer of Dow Corning Corporation (which is 50% owned by Corning) until her December 31, 2011 retirement, and so is not an independent director.

Each member of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees is independent within the meaning of the NYSE Listing Standards, Securities Exchange Act Rule 10A-3 and Corning’s Director Qualification Standards.

Commitment of our Board – Attendance at 2012 Meetings

The Board of Directors held 18 regularly scheduled meetings and two special meetings during 2012. Overall attendance at such meetings was 98.51%. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served in 2012.

Our Corporate Governance Guidelines provide that each director will make every effort to attend the Annual Meeting of Shareholders. All of our current directors, who were members of our Board at the time, attended the 2012 Annual Meeting of Shareholders.

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Our Board Committees

Board Committees

In addition to an Executive Committee, which is specified in the By-Laws and acts by delegation, Corning has five standing Board committees: Audit, Compensation, Corporate Relations, Finance, and the Nominating and Corporate Governance Committees. Each committee’s written charter, as reviewed annually and adopted by the Board of Directors, is available on Corning’s website at www.corning.com/investor_relations/corporate_governance/board_download_library.aspx.

The Committee memberships below are as of February 7, 2013.

Audit

The Audit Committee met 13 times during 2012. The current members of the Audit Committee are Messrs. Landgraf (Chair) and Martin and Drs. Rieman, Ruding and Wrighton. The Audit Committee:

•

Assists the Board of Directors in its oversight of (i) the integrity of Corning’s financial statements, (ii) the internal auditors’ performance, and (iii) Corning’s compliance with legal and regulatory requirements;

•

Meets in executive sessions with the independent registered public accounting firm, internal auditors and management;

•

Approves the appointment of Corning’s independent registered public accounting firm;

•

Reviews and discusses with the independent registered public accounting firm and the internal auditors the effectiveness of Corning’s internal control over financial reporting, including disclosure controls;

•

Reviews and discusses with management, the independent registered public accounting firm and the internal auditors, the scope of the annual audit;

•

Reviews the quarterly and annual financial statements and other reports provided to shareholders with management and the independent registered public accounting firm;

•

Discusses company policies with respect to risk assessment and risk management, and reviews contingent liabilities and risks that may be material to Corning, as well as major legislative and regulatory developments that could materially impact Corning’s contingent liabilities and risks;

•

Oversees the independent registered public accounting firm’s qualifications, independence and performance;

•

Reviews transactions between Corning and related persons that are required to be disclosed in our filings with the SEC; and

•

Determines the appropriateness of and approves the fees for audit and permissible non-audit services to be provided by the independent registered public accounting firm.

Audit Committee Financial Experts

The Board of Directors has determined that three members of the Audit Committee, Mr. Landgraf and Drs. Ruding and Wrighton, qualify as Audit Committee Financial Experts.

Compensation

The Compensation Committee met nine times during 2012. The current members of the Compensation Committee are Dr. Rieman (Chair) and Messrs. Brown, Clark, Gund, Landgraf and Tookes. The Compensation Committee:

•

Reviews Corning’s goals and objectives with respect to executive compensation;

•

Evaluates the CEO’s performance in light of Corning’s goals and objectives;

•

Determines and approves compensation for the CEO and other officers of Corning;

•

Reviews and approves employment, severance and change in control agreements for the CEO and other officers of Corning;

•

Recommends to the Board the compensation arrangements with non-management directors;

•

Oversees Corning’s equity compensation plans; and

•

Makes recommendations to the Board regarding non-equity incentive and equity incentive plans.

Compensation decisions for executives, including the “Named Executive Officers,” the five executive officers of the Company listed in this proxy statement, and the directors are reviewed and approved by the Compensation Committee. The Compensation Committee has administrative and/or oversight responsibility to compensate key executives effectively and in a manner consistent with our stated compensation strategy. The Compensation Committee has engaged an independent executive compensation expert from Aon Hewitt, an outside global human resources consulting firm, to conduct a review and comment on its total compensation program for executives. The independent expert supports the Committee by providing data regarding market practices and makes recommendations for changes to plan designs and policies that are consistent with the Company’s compensation philosophy.

The agenda for meetings of the Compensation Committee is determined by its Chairman, with the assistance of the Senior Vice President Human Resources and the Senior Vice President Global Compensation and Benefits. The Chief Executive Officer and the Chief Administrative Officer are invited to attend the Compensation Committee meetings, though the CEO leaves the room during discussions and deliberations of individual compensation actions affecting him personally. The Compensation Committee Chairman reports the Committee’s recommendations on executive compensation to the Board. The Company’s Global Compensation and Benefits department supports the Compensation Committee in its duties and, along with the Chief Administrative Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to Aon Hewitt by the Company to ensure that the independent compensation expert maintains his objectivity and independence when rendering advice to the Committee. For more information on the Compensation Committee, see “Compensation Discussion and Analysis”.

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Corporate Relations

The Corporate Relations Committee met five times during 2012. The current members of the Corporate Relations Committee are Dr. Burns (Chair) and Mr. Cummings. The Corporate Relations Committee focuses on the areas of employment policy, public policy and community relations in the context of the business strategy of Corning.

Executive

The Executive Committee met seven times during 2012. The current members of the Executive Committee are Messrs. Weeks (Chair), Canning, Clark, Cummings, Flaws, Landgraf and Tookes. All other directors are alternate members of the Executive Committee. The Executive Committee serves primarily as a means of taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by New York law to the Board. In practice, the Executive Committee’s actions are generally limited to matters such as the authorization of corporate credit facilities, borrowings and pricing of Corning’s public offering of securities, and specific transactions for which the Board delegates its authority.

Finance

The Finance Committee met eight times during 2012. The current members of the Finance Committee are Messrs. Cummings (Chair), Canning, Flaws and Martin and Drs. Burns, Ruding and Wrighton. The Finance Committee:

•

Monitors present and future capital requirements of Corning;

•

Reviews all material transactions prior to execution;

•

Reviews potentials mergers, acquisitions, divestitures and investments in third parties;

•

Reviews Corning’s exposure to financial, economic and hazard risks;

•

Monitors Corning’s cash management plans and activities;

•

Reviews Corning’s tax position and strategy;

•

Reviews and monitors Corning’s credit rating;

•

Reviews funding actions for Corning’s pension programs; and

•

Reviews Corning’s financial plans and other financial information that Corning uses in its analysis of internal decisions.

Nominating and Corporate Governance

The Nominating and Corporate Governance Committee met five times during 2012. The current members of the Nominating and Corporate Governance Committee are Messrs. Tookes (Chair) Canning, Clark and Gund and Dr. Brown. The Nominating and Corporate Governance Committee:

•

Identifies individuals qualified to become Board members;

•

Reviews candidates recommended by shareholders;

•

Determines the criteria for selecting director nominees;

•

Conducts inquiries into the background of director nominees;

•

Recommends to the Board, director nominees to be proposed for election at the Annual Meeting of Shareholders;

•

Reviews and recommends to the Board, whether to accept or reject the resignation of an incumbent director who failed to receive a majority of the votes cast in an election that is not a result of a contested election pursuant to the Company’s Majority Voting Policy;

•

Monitors significant developments in the regulation and practice of corporate governance;

•

Develops and recommends to the Board corporate governance guidelines;

•

Assists the Board in assessing the independence of Board members;

•

Identifies Board members to be assigned to the various committees;

•

Oversees and assists the Board in the review of the Board’s performance;

•

Establishes director retirement policies;

•

Reviews, approves and ratifies transactions between Corning and related persons; and

•

Reviews activities of Board members and senior executives for potential conflict of interest.

The process for electing director nominees entails making a preliminary assessment of each candidate based upon his/her résumé and other biographical and background information, as well as his/her willingness to serve. This information is then evaluated against the criteria set forth below, as well as the specific needs of Corning at that time. Based upon this preliminary assessment, candidates who appear to be the best fit are invited to participate in a series of interviews. At the conclusion of the process, if it is determined that the candidate will be a good fit, the Nominating and Corporate Governance Committee recommends the candidate to the Board for election at the next Annual Meeting. If the director nominee is a current Board member, the Nominating and Corporate Governance Committee also considers prior Corning Board performance and contributions. The Nominating and Corporate Governance Committee uses the same process for evaluating all candidates regardless of the source of the nomination.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. If you wish to nominate a candidate, please forward the candidate’s name and a detailed description of the candidate’s qualifications, skills and experience, a document indicating the candidate’s willingness to serve and evidence of the nominating shareholder’s ownership of Corning’s shares to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831. A shareholder wishing to nominate a candidate must also comply with the notice requirements described above under the question “How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At Next Year’s Annual Meeting?”

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Compensation Matters

Proposal 2  An Advisory Vote to Approve Executive Compensation (Say-on-Pay)

Our Board of Directors is requesting that shareholders approve the compensation of our Named Executive Officers as disclosed, pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, in the Executive Compensation section of this proxy statement.

•

This includes the Compensation Discussion and Analysis, the Summary Compensation Table and the supporting tabular and narrative disclosure on executive compensation.

•

This vote is advisory and not binding on our Company, but the Board of Directors values the opinions that shareholders express in their voting and will consider the outcome of the vote in the future.

Most Recent Say-on-Pay Vote Result

Last year, Corning received approximately 95% shareholder support from the non-binding Say-on-Pay advisory vote. We view this as an affirmation of our current pay practices. As a result, few changes were made to our executive compensation program in 2012, although improvements were implemented.

In addition, the Company annually visits with our largest investors to understand their expectations and discuss various matters related to Corning. During 2012, we met with over 70% of our top institutional holders on multiple occasions, none of whom raised executive compensation-related concerns.

Share Price Performance and Pay Alignment

Corning’s 2012 total shareholder return – including the reinvestment of dividends – was slightly negative. While we are disappointed with this result, we believe this is not an accurate reflection of the intrinsic value of the Company. Further explanation can be found in the Compensation Discussion & Analysis (“CD&A”) which includes a summary of 2012 business highlights.

During 2012, we targeted CEO compensation at the median of our peer group. Through strong execution, our financial results exceeded our targets that were set and agreed to during a rigorous goal setting process. As a result, our performance-based incentive plans paid out above target.

Compensation Program

Our management team and the Board strive to balance near-term results while building shareholder value through thoughtful investments in research and development. To fulfill this mission, Corning’s “pay for performance” philosophy forms the foundation for all decisions regarding executive compensation made by the Compensation Committee. In addition, our compensation programs are designed to facilitate strong corporate governance. Please refer to ‘‘Compensation Discussion and Analysis—Executive Summary’’ for an overview of the compensation of Corning’s NEOs.

The Compensation Discussion and Analysis portion of this proxy statement contains a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions, including 2012 Company performance, focusing on the compensation of our NEOs. We believe that we have created a compensation program deserving of shareholder support.

For these reasons, the Board of Directors recommends that shareholders vote in favor of the resolution:

RESOLVED, that on an advisory non-binding basis, the total compensation paid to the Company’s Named Executive Officers (CEO, CFO and three other most highly compensated executives), as disclosed in the proxy statement for the 2013 Annual Meeting of Shareholders pursuant to the disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis and the supporting tabular and related narrative disclosure on executive compensation, is hereby APPROVED.

Our Board unanimously recommends a vote FOR the resolution approving the compensation of our Named Executive Officers.

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Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors (the “Committee”), composed entirely of independent directors, is responsible to the Board of Directors for the oversight and administration of executive compensation at Corning (“we”, “us”, “Corning” or the “Company”). The Committee approves the principles guiding the Company’s compensation philosophy, reviews and approves executive compensation for executive officers (including cash compensation, equity incentives, benefits and perquisites) and reports its actions to the Board of Directors for review and, as necessary, approval.

In this section, we describe the material components of our executive compensation program for the “named executive officers” or “NEOs” listed below, whose compensation is set forth in the 2012 Summary Compensation Table and other compensation tables contained in this proxy statement.

Wendell P. Weeks	Chairman, Chief Executive Officer (“CEO”) and President
James B. Flaws	Vice Chairman and Chief Financial Officer
Kirk P. Gregg	Executive Vice President and Chief Administrative Officer
Lawrence D. McRae	Executive Vice President, Strategy and Corporate Development
Jeffrey W. Evenson	Senior Vice President and Operations Chief of Staff

To assist shareholders in finding important information, we call your attention to these sections:

• What’s New in 2012	page 23
• 2012 Corporate Performance Highlights	page 24
• Our Peer Group for the 2012 Compensation Review	page 31

In addition, our Summary Compensation Table can be found on page 34.

Throughout this CD&A, we refer to our Adjusted EPS, Adjusted NPAT and Adjusted Operating Cash Flow, which are non-GAAP financial measures. Appendix A to this proxy statement contains a reconciliation of such non-GAAP measures.

Corning and our Equity Investments

Corning is a world leader in specialty glass and ceramics. Our success comes from more than 161 years of materials science and process engineering knowledge, which allows us to create and make keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences.

In addition to our wholly owned businesses, Corning invests in several equity affiliates, the largest of which are Dow Corning Corporation and Samsung Corning Precision Materials Co., Ltd., which contribute significantly to our financial performance. Although Corning’s reported net income reflects our 50% ownership share of the earnings of these equity investments – 47% of our net income was derived from these equity affiliates in 2012 – our reported net sales do not include our proportionate 50% share of the net sales of these entities. The combined 2012 sales for these two global companies totaled more than $9 billion; Corning’s proportionate 50% share of such sales exceeds $4.5 billion. Corning also receives annual cash dividends from these equity affiliates. Given the size of these affiliates and the impact on Corning’s consolidated net profit and cash flow, management allocates a significant amount of time and resources to the stewardship of these companies. Therefore, Corning is a “larger” company than revenues alone would indicate. It is important for our shareholders to consider the size, complexity and markets of these equity investments when benchmarking Corning to peer companies.

What’s New in 2012

At our 2012 Annual Shareholders Meeting, approximately 95% of votes cast supported Corning’s executive compensation program. Management and the Committee reviewed our shareholders’ affirmative vote for the 2012 Say-on-Pay resolution and believe it to be a strong show of support for Corning’s current executive compensation program, and, accordingly, we have retained the core of our executive compensation program, with improvements as noted below.

Over time, our executive compensation program has changed to reflect evolving governance practices, business needs, and market and economic realities. In 2012, we took the following actions:

•

Completed a rigorous review and update of our Peer Group, resulting in an updated, more relevant Peer Group;

•

Increased the share ownership guidelines for our CEO from five times to six times base salary. All of our NEOs (and outside directors) are subject to stock ownership guidelines, and all met or exceeded these guidelines in 2012;

•

Approved new forms of change in control and severance agreements for all corporate officers receiving such agreements after July 2004. These new agreements will be implemented to replace existing officer agreements in 2013 and 2014 and all new agreements will be in place and effective as of January 1, 2015. These new agreements contain no provision for gross-ups for excise taxes, and – in line with current practice – cap severance and other benefits at 2.99 times base salary plus target bonus, with cash severance for most officers limited to 2 times base salary plus target bonus. Of our current NEOs, only Dr. Evenson is impacted by these changes, since all other NEOs have agreements that were in place prior to July 2004;

•

Announced our plans to permanently move our annual base salary review date for executive and non-executive salaried employees from January 1 and April 1, respectively, to July 1; and

•

Clarified our desired CEO target pay position with the Committee to be market median. Mr. Weeks’ current target total direct compensation is positioned approximately at the median of our Peer Group.

These changes, along with existing practices, ensure our programs support our business strategies, reflect the current best practices for compensation, and remain aligned with our shareholders’ interests.

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2012 Corporate Performance Highlights

We entered 2012 knowing that it was going to be a difficult year. In 2011, the company experienced a significant drop in net income, driven by declining prices for liquid crystal display glass, lower earnings at our equity ventures, and a higher corporate tax rate. At our 2012 Annual Meeting, we informed shareholders that we expected these trends to continue in 2012. By the second half of the year, the weak global economy began taking a toll on the Company’s performance as well. Despite this challenging environment, thanks to careful preparation and relentless execution, we improved our performance each quarter and ended 2012 with record sales. We exceeded our budget in part due to strong performance in Specialty Materials because of record Corning® Gorilla® Glass sales, disciplined spending controls and manufacturing cost improvements. More importantly, we have laid the foundation for even stronger results beyond 2012.

Our 2012 business focus encompassed three primary elements: stabilizing performance in our Display Technologies segment in the wake of a maturing business cycle and significant pricing pressures; achieving positive momentum in this business; and improving earnings by growing sales and improving margins in our non-Display businesses. We made good progress against these goals in 2012, especially in light of the current global economy. We also maintained our strong balance sheet which allowed us to continue investing in future innovations, complete an acquisition and increase our distributions to our shareholders.

We are disappointed with Corning’s recent stock price performance. In 2012, including the reinvestment of dividends, total shareholder return was slightly negative year-over-year. We believe this is not an accurate reflection of the intrinsic value of the Company. For example, during 2012 we posted record revenue and had our third consecutive year of Operating Cash Flow in excess of $3 billion. In 2012, we distributed $472 million to our shareholders in the form of cash dividends and completed a $1.5 billion repurchase program that totaled 111 million shares thus delivering incremental value to our continuing shareholders. Our balance sheet remains very strong, with $6.1 billion in cash and short-term investments, and a low debt-to-equity ratio. Looking ahead, we continue to see positive growth prospects for the Company and we expect free cash flow to continue to increase, allowing us to continue to invest in our future growth and sustain our distributions to shareholders.

Here is summary of 2012 business highlights:

•

Stabilization of Display Technologies:

–

We held LCD glass pricing to moderate declines after the first quarter, and we now have new agreements with some key customers, all the while managing our LCD glass capacity to the level of demand.

•

Growth of Non-LCD businesses:

–

Our Specialty Materials Divisions’ sales exceeded expectations, closing the year up 25% over 2011. This was driven by strong Corning Gorilla Glass sales.

–

Within our Telecommunications Division, we invested in a new optical fiber plant in India, positioning us for future growth in this important emerging market.

–

We secured long-term agreements with key heavy duty diesel customers, which position us for future growth driven by new diesel regulations.

•

Delivered cost and functional excellence:

–

We continue to deliver significant cost reductions through manufacturing performance excellence, achieving the low cost manufacturing position for more than 80% of our products.

–

We delivered strong cost controls in our staff groups.

–

We reduced actual and planned capital expenditures in 2012 and 2013.

•

Created new revenue and earnings streams:

–

We continue to invest a significant percentage of gross margin back into RD&E enabling investments in innovation. We currently have several innovation programs that have exciting potential to create significant incremental revenue and earnings growth in the future.

–

With the acquisition of Discovery Labware, Corning Life Sciences will approach its goal of achieving $1 billion in sales, providing better balance for the Company.

•

We increased our common stock dividend per share by 20%, from $0.075 per quarter to $0.09 per quarter starting in the 4th quarter of 2012 after having increased the dividend by 50% in 2011.

•

We completed a $1.5 billion stock buy-back program.

Although our 2012 financial performance was down compared to 2011, our 2012 results exceeded the targets established for the year due to strong execution in many of our businesses. Key performance metrics for 2012, with some historical context, are summarized below:

The Board increased dividends per share to $0.09 in the fourth quarter for an annual payout of $0.32, or 2.5% dividend yield (based on the year-end stock price), representing a significant increase year over year.

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Net Income and EPS were both down year over year, driven primarily by market declines in the Display and Solar industries and significant increases in our corporate tax rate.

Despite this challenging environment, we exceeded our budget in part due to strong performance in Specialty Materials because of record Gorilla Glass sales as well as spending controls and manufacturing cost improvements.

Revenues and Operating Cash Flow for the Company were both up slightly year over year.

The Company’s revenues in 2012 were the highest in its history.

Pay for Performance

Our management team must balance near-term financial results and build long-term value through thoughtful investments in innovation. To fulfill this mission, Corning’s “pay for performance” philosophy forms the foundation for all decisions regarding executive compensation made by the Committee.

Corning uses a rigorous goal setting process which includes both business-driven and corporate “top down” reviews. We expected 2012 to be a challenging year, especially in our Display business and at our equity companies, and we budgeted for performance to be down in 2012 compared to 2011. Our financial results have been better than expected, and, as a result, our variable compensation paid reflects that result.

The following factors illustrate the alignment of our 2012 pay with our 2012 performance:

A modest base salary increase of 3%, which was in line with general industry trends, and in line with our merit budget for all salaried employees;

NEOs’ 2012 bonus and long-term incentive targets in 2012 were flat, compared to 2011;

2012 Adjusted NPAT resulted in actual bonuses being earned at 124% of target for NEOs (after a payout equal to 10% of target for 2011);

2012 Adjusted EPS and 2012 Adjusted Operating Cash Flow resulted in 2012 cash performance units being earned at 117% of target for NEOs (after a payout equal to 60% of target for 2011);

Given our year-end stock price of $12.62:

Stock options (25% of the target long-term incentive award) granted in 2012 are underwater; and

The value of the 2012 time-based restricted stock units (25% of the target long-term incentive award) declined approximately 3% during the year.

We have also taken actions to improve shareholder returns: in the fourth quarter of 2012 we completed a $1.5 billion share repurchase program and increased our quarterly dividend by 20%. Since our executives hold a significant amount of Corning stock, the equity component of our compensation program significantly impacts the realized pay of our NEOs.

Target Compensation

For 2012, variable pay represented 88% of target total direct compensation for the CEO and 81% for non-CEO Named Executive Officers (on average). Total direct compensation consists of base salary and short-term and long-term incentives, and excludes benefits and perquisites. Two compensation elements, annual incentive compensation and cash performance units, are earned only if the corporate financial performance goals for the year are met. The value of the remaining long-term incentive components, stock options and restricted stock units, depend directly on our stock price performance.

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Actual Compensation and Performance

(1)

Target Pay is total direct compensation – i.e. Base Salary plus Annual Cash Bonus opportunities through GoalSharing and the Performance Incentive Plan (at target) plus annual Long-Term Incentives (at target).

(2)

Actual Pay is total earned compensation i.e. Base Salary plus Annual Cash Bonuses earned through GoalSharing and the Performance Incentive Plan, plus earned Cash Performance Units and the grant date fair values of equity awards. Discretionary bonuses are excluded from this chart.

(3)

Realizable Pay takes Actual Pay and replaces the grant date fair value of equity awards with the intrinsic value of Corning stock at the fiscal year end by assuming that equity values are vested and exercised and/or sold at the year-end stock price on the last day of the fiscal year (the same date on which the TSR measurement is based).

Executive Compensation Program–Elements of Compensation

Executive Compensation Philosophy—Key Principles

The goal of the Company’s compensation program is to provide competitive and motivational compensation to ensure our success in attracting, developing and retaining our key executive, managerial and technical talent. Attracting and retaining the right talent is critical to supporting and achieving our annual and long term operating priorities.

Our key compensation principles are as follows:

•

Provide a Competitive Base Salary: The Committee does not believe that all of an NEO’s annual compensation should be at risk. As a result, the Company pays a competitive base salary to each Named Executive Officer.

•

Pay for performance: Executive Compensation should reward performance and contribution to both short-term and long-term corporate financial performance and shareholder value.

•

Team-Based Management Approach: Corning uses a team-based management approach, so 100% of incentives awarded to NEOs are contingent on achieving a common set of goals for Corning’s consolidated financial performance or the performance of Corning stock. The Committee does not establish personal objectives for the CEO or the other NEOs.

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•

Incentive Compensation Should be a Greater Part of Total Compensation for More Senior Positions: As our employees assume more responsibility and have greater opportunity to affect Company performance and shareholder value, an increasing share of their total compensation package is derived from variable incentive compensation.

•

The Interests of Our Executive Group Should be aligned with Shareholders: Through the use of stock options and restricted stock units, as well as our stock ownership guidelines, we align the long-term interests of our NEOs with those of our shareholders.

Additional summary information concerning 2012 short-term and long-term incentives for our NEOs:

2012 Compensation Element and Objectives	2012 Award Opportunity for NEOs	2012 Performance Metrics and Results	2012 Award Earned by NEOs
Base Salary — Fixed Pay To attract and retain talent	NEOs Base Salaries range from $438,000 to $1.2 million	The Committee does not believe that all of a NEO’s compensation should be at risk
Annual Cash Bonus —Performance Incentive Plan (PIP) Rewards short-term corporate performance	Target is 140% of base salary for the CEO; for all other NEOs awards range from 65% to 90% Opportunity can range from 0% to 200% of target awards	Adjusted Net Profit After Tax of $1,934 million 2012 target was $1,716 million	124% of target opportunity earned To be paid March 2013
Annual Cash Bonus —GoalSharing —all employees eligible Reinforces team-based culture	Target is 5% of base salary Opportunity can range from 0% to 10% of salary	Weighted average of over 100 GoalSharing Plans in place at Corning	6.26% of base salary To be paid February 2013

Corporate Performance Plan —Cash Performance Units (CPUs) (represents 50% of annual long-term incentive opportunity)

Goals are focused on measures that support the longer-term success of the Company - generating cash and improving EPS

	Cash performance unit target awards range from $550,000 to $3.5 million Opportunity can range from 0% to 150% of target awards	Adjusted EPS of $1.28; 2012 target was $1.15 Adjusted Operating Cash Flow of $3,167 million; 2012 target was $2,990 million	117% of target opportunity earned, resulting in actual awards ranging from $643,000 to $4.10 million for the NEOs

Corporate Performance Plan —Stock Options(1) (represents 25% of annual long-term incentive opportunity) Reward long-term shareholder value creation	Target grant date fair value of stock option awards range from $275,000 to $1.75 million	Actual value realized depends on future market performance of Corning stock and cannot be assessed until exercised

Actual grant date fair value of stock options granted for 2012 performance year ranged from approximately $262,000 to $1.67 million

Vest after a three-year period

Stock option awards are currently underwater – no current value

Corporate Performance Plan —Restricted Stock Units(2) (represents 25% of annual long-term incentive opportunity) Reward long-term shareholder value creation and encourage retention	Target grant date fair value of restricted stock units range from $275,000 to $1.75 million Realized value based, in part, on market performance of stock	Actual value realized depends on future market performance of Corning stock and cannot be accurately assessed until vested

Actual grant date fair value ranged from approximately $275,000 to

$1.75 million

Vest after a 3-year period

Values at December 31, 2012 range from $266,000 to $1.69 million due to decline in stock price at fiscal year end

(1)

The number of stock options is calculated on the day of the award using the closing stock price and a Black-Scholes valuation factor. The stock option awards have staggered grant dates: 1/3 of the total option grant award on January 3, 2012; 1/3 of the total option grant award on February 1, 2012; and 1/3 of the total option grant award on March 1, 2012. For the past nine years, the Committee has staggered the grants of stock options to avoid basing awards on a single grant date. The Committee believes that this practice is fair and equitable given the historical volatility of Corning’s stock price.

(2)

The number of restricted stock units is calculated on the day of the award using the closing stock price and the target value.

Discretionary Bonuses and Awards: Dr. Evenson joined Corning in June 2011. Pursuant to his compensation arrangement to join Corning, we agreed to pay Dr. Evenson $1.6 million in 2011, $0.8 million in 2012 and $0.8 million in 2013. These payments were designed to replace short- and long-term incentives forfeited by Dr. Evenson as a result of accepting Corning’s offer of employment. These payments are not tied to any performance, but require Dr. Evenson’s continued employment with Corning, as future payments are forfeited if he voluntarily leaves prior to the vesting dates.

In January 2011, the Committee approved a two-year retention compensation arrangement for Mr. Flaws. The arrangement was designed to encourage Mr. Flaws’ continued employment at the Company beyond his expected retirement date, and to allow for phased executive successions. Under this arrangement, Mr. Flaws received a cash payment of $1.5 million on April 1, 2012. He will be eligible to receive an additional cash payment on April 1, 2013, so long as he remains an officer of the Company as of such date.

In addition, we occasionally grant special awards of restricted stock or stock options for purposes of recognition or for special retention situations. The NEOs did not receive any such awards for these purposes in 2010, 2011 or 2012.

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Pay for Performance – Goal Setting Process for Annual Short- and Long-term Incentives

Corning has a very rigorous goal setting process involving both top down and bottom up budget generation with multiple levels of review. The Committee sets realistic stretch targets, based on then-current expectations of the business environment and growth and innovation plans. Regardless of changes in the economy as a whole or the markets in which we operate, we do not reset our annual goals or bonus targets once they are approved. In 2012 our plan included a significant budgeted increase to corporate tax rates.

The range of 2012 Performance Incentive Plan (“PIP”) goals for Adjusted NPAT were established with the following considerations:

•

The target performance goal (100% of target payout) was established at 2012 budget for Adjusted NPAT of $1,716 million. (Note: The 2012 goals were set below our 2011 actual results due to the anticipation of significant declines in our Display and Solar businesses as well as an increase in Corning’s tax rate in 2012 compared to 2011.) If Adjusted NPAT met this goal for 2012, the NEOs would earn 100% of their target award under the PIP.

•

A “flat spot” concept has been used by the Company for many years. The flat spot is intended to avoid cliffs in the annual bonus plan; in this way, participants are not inclined to take inappropriate risks in order to achieve a cliff goal. We believe this helps avoid unintended shortfalls or windfalls in actual bonus payouts to plan participants due solely to the uncertainty in establishing a budget and accurately forecasting expected results. In 2012, the width of the flat spot applicable to Adjusted NPAT goals was widened to ±12% of budget due to the uncertainty in the LCD industry, compared to the narrower ranges of ±3% of budget used in 2011 and ±5% of budget used in 2010.

•

The minimum performance goal (0% of target payout) was established at 65% of our 2012 plan. If Adjusted NPAT did not exceed $1,116 million in 2012, the NEOs would earn nothing (0%) under the PIP.

•

The maximum performance goal (200% of target payout) was established at 124% of budget, or $2,166 million Adjusted NPAT for 2012. If Adjusted NPAT met or exceeded this goal for 2012, the NEOs would earn the maximum, 200%, of their target award under the PIP.

The actual scale of Adjusted NPAT used in 2012 is shown below. The “flat spot” concept can be seen in the following chart for payout goals between 80% and 120% of target; for example, a significant change of $400 million in Adjusted NPAT would result in bonus payout adjustments of 80% to 120% of the 2012 target bonus opportunities.

2012 Compensation Metrics
For Performance Incentive Plans
$ millions	Payout %	Adjusted NPAT
MAXIMUM	200%	$2,166
	150%	$2,066
	120%	$1,916
TARGET	100%	$1,716
	80%	$1,516
	50%	$1,283
MINIMUM	0%	$1,116

For 2012, Actual Adjusted NPAT of $1,934 million exceeded the Adjusted NPAT goal, resulting in cash payouts of 124% of target awards for each Named Executive Officer.

Goal Setting – Long Term Incentives - Cash Performance Units:

For the 2012 performance year, cash performance unit awards under the Corporate Performance Plan were based upon two equally weighted goals: (1) Adjusted Earnings Per Share (“EPS”) and (2) Adjusted Operating Cash Flow. The minimum (0%), target (100%), and maximum (150%) levels for Adjusted EPS and Adjusted Operating Cash Flow for the 2012 Corporate Performance Plan were as follows:

2012 Compensation Metrics
For Cash Performance Units
$ millions	Payout %	Adjusted EPS	Adjusted Operating Cash Flow
MAXIMUM	150%	$1.45	$3,305
	125%	$1.38	$3,235
TARGET	100%	$1.15	$2,990
	75%	$0.98	$2,815
	50%	$0.86	$2,687
MINIMUM	0%	$0.75	$2,570

Two goals were selected because it is important to the long-term success of the Company to focus attention on generating cash, in addition to improving earnings per share. Both the Company and the Committee believe that these metrics are appropriate for motivating and rewarding behavior that leads to improvement in operating performance and supports shareholder value over time.

Given the high level of uncertainty associated with growth through innovation and the volatility of the markets we operate in, it is difficult for the Company to set multi-year goals. As a result, we use a one-year performance period, subject to an additional two-year vesting period, if earned.

Actual results for 2012, at $1.28 of Adjusted EPS (115% of target) and $3,167 million of Adjusted Operating Cash Flow (119% of target), resulted in awards being earned at 117% of target for 2012 performance. These awards are subject to an additional two-year vesting period.

Adjustments to 2012 Reported Results

In 2012, Adjusted NPAT was the financial metric used for annual cash bonuses. Adjusted EPS and Adjusted Operating Cash Flow were the financial metrics for cash performance unit awards earned by the Named Executive Officers. The adjustments made to reported earnings in order to determine Adjusted NPAT, Adjusted EPS, and Adjusted Operating Cash Flow for 2012 were approved by the Committee in advance and were similar to the adjustments approved in prior years. These adjustments are intended to eliminate potential windfalls or penalties for non-recurring (and often non-cash) charges and gains. This allows our employees and executives to focus on improving operational performance, while taking appropriate special actions whenever necessary to benefit the Company and its shareholders. The financial metrics we use for determining annual cash bonuses and cash performance awards are non-GAAP financial measures. Throughout this CD&A, we refer to our Adjusted EPS, Adjusted NPAT and Adjusted Operating Cash Flow, which are non-GAAP financial measures. Appendix A to this proxy statement contains a reconciliation of such non-GAAP measures.

Upon the Committee’s review and approval at the beginning of the year, the following special items were excluded from reported results to calculate incentives for 2012: (i) one-time charges from financing activities; (ii) gains/losses on debt buybacks, (iii) fluctuations in foreign exchange rates for Japanese Yen and Korean Won outside a specified range; (iv) restructuring or impairment charges and credits; (v) non-operating gains and losses; (vi) bankruptcy-related charges at Dow Corning or any impact of Pittsburgh Corning settlements that causes a variance to budget, (vii) tax/accounting changes; (viii) discontinued operations, (ix) extraordinary gains/losses; (x) special dividends from equity ventures; (xi) the impact from significant acquisitions or equity ventures; (xii) impact of any required accounting or tax law changes that cause a variance from budget; (xiii) the impact of release of valuation allowance on deferred tax assets; (xiv) any foreign currency translation impact on intercompany balance sheet accounts; and (xv) restructuring or impairment charges and credits, other non-operating gains and losses considered a “special event” for external reporting purposes. Corning had adjustments in several of these areas in 2012.

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2012 Non-GAAP reconciliations
	NPAT	EPS	Cash Flow
2012 Reported Results	1,728	1.15	3,206
Pittsburgh Corning settlement charges	9	0.01
Loss on repurchase of debt	17	0.01
SCP asset impairments	18	0.01
Dow Corning restructuring and impairment of assets	81	0.05
Dow Corning contract settlement	(9)	(0.01)
Impact of Discovery Labware Acquisition	22	0.01	8
Restructuring, impairment and other credits	91	0.06	15
Tax law changes	41	0.03
Korean Won FX collar (KRW 1126 vs. Collar at 1000 - 1100)	(12)	(0.01)	8
FX at Corning Treasury Services			(70)
Translation capital gain	(52)	(0.03)
Adjusted 2012 Results	1,934	1.28	3,167

As a result of these adjustments for 2012, Corning’s Adjusted NPAT of $1,934 million was $206 million higher than Corning’s reported GAAP NPAT of $1,728 million. Corning’s Adjusted EPS of $1.28 was $0.13 higher than Corning’s reported GAAP EPS of $1.15. Corning’s Adjusted Operating Cash Flow of $3,167 million was $39 million lower than the Company’s GAAP Operating Cash Flow of $3,206 million. A reconciliation of our non-GAAP financial measures to GAAP financial measures can be found in Appendix A to this proxy statement.

Other Benefit Plans

Employee Benefits: Our NEOs are eligible for the same employee benefit plans in which all other eligible U.S. salaried employees participate. These plans include medical, dental, life insurance, disability, matching gifts and qualified defined benefit and defined contribution retirement plans. We also maintain nonqualified defined benefit and defined contribution retirement plans with the same general plan features and benefits as our qualified retirement plans for all U.S. salaried employees affected by tax law compensation, contribution and/or deduction limits.

Perquisites and Other Benefits: In addition to the standard benefits available to all eligible U.S. salaried employees, the NEOs are eligible for the following additional perquisites and other benefits:

Executive Supplemental Pension Plan (“ESPP”): We maintain a nonqualified executive supplemental pension plan for approximately 30 active participants, including all of the NEOs. In 2006, we capped the percentage of cash compensation earned as a retirement benefit under our ESPP at a maximum 50% of Final Average Pay for 25 years of service or more. In 2012, we increased the earliest age under which an NEO with significant benefits payable (currently $1,000,000) under the ESPP may commence an unreduced pension from age 55 to age 57, since the retention of our most senior executives is important to Corning. The definition of pay used to determine benefits includes base salary and annual cash bonuses. Long-term cash or equity incentives are not included and do not impact retirement benefits. Executives must have 10 or more years of service to be vested under this plan. All of the NEOs except for Dr. Evenson are currently vested under this plan. For additional details of the benefits and plan features of the ESPP, please refer to the section entitled “Retirement Plans”.

We maintain an ESPP to:

•

Reward and retain the long-service individuals who are critical to executing Corning’s growth through innovation strategy. Most participants under the plan retire from Corning with more than 20 to 30 years of service, and the Company believes that long service with the Company is a vital component of Corning’s long-term success.

•

Provide a reliable and competitive retirement benefit that is independent of other forms of compensation. Given the inherent volatility of performance-based awards and equity incentives, the Company believes that providing a reliable, competitive form of retirement income (independent of other elements of compensation) to participants under this plan is consistent with its focus on balancing short- and long-term interests while growing through innovation.

While we seek to maintain well-funded qualified retirement plans, we do not fund our nonqualified retirement plans.

Executive Allowance Program: In 2012, we provided the NEOs with an annual executive allowance that could be used only for limited personal aircraft rights regarding corporate aircraft and home security. Each NEO is responsible for all taxes on any imputed income resulting from this program.

We closely monitor business and personal usage on our planes and seek to keep all personal usage at a low percentage of total usage. The Committee believes that a well-managed program of limited personal aircraft rights, particularly given the limited commercial flight options available in the Corning, New York area, provides an extremely important benefit at a reasonable cost to the Company. For additional details, refer to footnotes relating to “All Other Compensation” included with the Summary Compensation Table.

Executive Physical: Members of the Executive Group in the U.S., including the NEOs, are eligible for an annual physical exam.

Executive Severance Agreements: We have entered into severance agreements, or have committed to enter into a severance agreement in the case of Dr. Evenson, with each NEO. The severance agreements provide clarity for both the Company and the executive if the executive’s employment terminates. By having an agreement in place, we intend to avoid the uncertainty, negotiations and potential litigation that may otherwise occur in the event of termination. The agreements are competitive with market practices at many other large companies and are helpful in retaining senior executives. Additional details can be found under “Arrangements with Named Executive Officers”.

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Executive Change-in-Control Agreements: The Committee believes that it is in the best interests of shareholders, employees and the communities in which the Company operates to ensure an orderly process if a change in control of the Company were to occur. The Committee believes that it is important to prevent the loss of key management personnel (who would be difficult to replace) that may occur in connection with a potential or actual change in control of the Company. We have thus provided each NEO, and have committed to provide Dr. Evenson, with change in control agreements (separate from the severance agreements described above). The change in control agreements generally have a double trigger severance provision (i.e., the executive’s employment must be terminated following a change in control). Additional details about the specific agreements can be found under “Arrangements with Named Executive Officers”.

These severance and change-in-control agreements are intended to provide stability to the Company and the NEOs at critical times. The Company considers these agreements necessary to attract and retain senior executives, and the terms of these agreements are not a part of the annual compensation determination for our Named Executive Officers. In 2012, the Committee approved new forms of agreements for all corporate officers receiving such agreements after July 2004. These new agreements, to be implemented during 2013 and 2014, will become effective January 1, 2015 and contain no provision for gross ups for excise taxes, and cap severance and other benefits at 2.99 times base salary plus target bonus, with cash severance for most officers limited to 2 times base salary plus target bonus. Of our current NEOs, only Dr. Evenson is impacted by these changes, since all other NEOs have agreements that were in place prior to July 2004.

Role of Compensation Consultants

The Committee has the authority to retain and terminate a compensation consultant, and to approve the consultant’s fees and all other terms of such engagement. The Committee currently retains an executive compensation expert from Aon Hewitt Associates as its independent consultant; this selection was made without the input or influence of management.

•

During 2012, Aon Hewitt provided surveys and other brokerage and human resource services to the Company, but the Aon Hewitt executive compensation expert does not provide any other services to the Company. We do not believe that limited services provided by separate groups within Aon Hewitt, on discrete projects (e.g., leadership development in China, brokerage services in France) for the benefit of Corning’s general employee population, affect the independent advice that the Committee receives from its consultant related to executive compensation.

•

In 2012, fees for Aon Hewitt totaled $488,049, of which $57,649 was related to compensation consulting services provided to the Committee by its independent consultant. Of the remaining fees, approximately $240,000 for insurance-related services and brokerage fees in multiple countries, $179,000 related to services provided in China for Leadership Development, and $11,000 related to the purchase of salary surveys.

The consultant advises the Committee on all matters related to the compensation of the NEOs and assists the Committee in interpreting the consultant’s data as well as data received from the Company. Specifically, the Committee requested the consultant to provide it with the following assistance in 2012:

•

Review and provide feedback on the executive compensation proposals and any short- or long-term incentive compensation plan design changes, as applicable, developed by the Company for review and consideration;

•

Attend Committee meetings, including the December meeting when annual compensation decisions are reviewed regarding the NEOs and the other 200+ members of the Executive Group, and the February 2013 meeting where decisions on these pay proposals were taken;

•

Provide feedback to the Committee regarding market trends and practices and provide informed opinions regarding Corning’s compensation practices, policies and executive pay levels based on the consultant’s experience;

•

Review and provide feedback to recommendations developed by Corning’s Senior Vice President, Global Compensation and Benefits, and provide the consultant’s opinion on the annual pay levels established for Corning’s CEO and other NEOs, and the Peer Group used for benchmarking CEO pay level and pay practices, in general;

•

Review and provide feedback to any changes proposed to any Corning plan or agreement that affects any member of Corning’s Executive Group;

•

Recommend changes in compensation paid to non-employee directors; and

•

When requested by the Committee Chair, attend the Executive Session of independent directors to explain any compensation plan or program changes, or provide his opinion on executive pay levels.

During 2012, the Committee conducted an independence review of its compensation consultant and found that no conflict of interest exists that would prevent the consultant from independently representing the Committee after reviewing the following:

•

The 6 independence factors required for consideration under new SEC rules;

•

Aon Hewitt currently provides no other consulting services (other than some Leadership Development consulting in China) to Corning, and the Committee’s consultant is not engaged in providing these other HR services;

•

Aon plc. provides limited other services (e.g. some insurance services) to Corning; and

•

Fees paid annually by Corning to Aon total less than 0.02% of Aon Hewitt’s annual revenue.

In September 2012 the Committee Chair met with management, management’s executive compensation consultant (Frederic W. Cook & Company, Inc.) and the Committee’s consultant to review Corning’s executive compensation programs, planned 2013 compensation approach and executive compensation trends. The Committee conducted an independence review of Frederic W. Cook & Company, Inc. and, found management’s executive compensation consultant to be independent, as it provides no other services to the Company or the Committee.

Role of Executive Management in the Executive Compensation Process

Corning’s Senior Vice President (“SVP”), Global Compensation and Benefits, working closely with other members of Corning’s Human Resources, Legal and Finance departments, is responsible for designing and implementing executive compensation and discussing significant proposals or topics impacting executive compensation at the Company with the Committee. The SVP, Global Compensation and Benefits formulates each element of the targeted total compensation recommendations for all of the NEOs and reviews the recommendations for each of the non-CEO Named Executive Officers with the CEO. The NEOs do not recommend or suggest individual compensation actions that benefit them personally.

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•

The CEO may propose any adjustments he deems appropriate prior to submission to the Committee.

•

The recommendation for the CEO’s compensation is not discussed or reviewed with the CEO prior to the Committee’s review and the CEO is not present when the SVP, Global Compensation and Benefits reviews the CEO compensation recommendation with the Committee.

•

The Committee receives management’s recommendations for the compensation plan performance metrics and sets the final targets for the year.

The CEO and Chief Administrative Officer are invited to attend Committee meetings, although the CEO leaves the room during any discussions or deliberations of individual compensation actions affecting him personally. The Chief Financial Officer attends the annual Committee meeting to review the CD&A; however, he is also provided with copies of Committee meeting materials that are mailed in advance to all Committee members as well as a copy of the minutes prepared after the meetings. The SVP, Human Resources also attends Committee meetings.

Our Peer Group for the 2012 Compensation Review

The Company currently participates in and uses three general executive compensation surveys to benchmark NEO compensation:

•

Mercer S&P 500 Executive Survey;

•

Towers Watson Executive Survey; and

•

Equilar Top 25 Survey.

In addition to the three general surveys, we also use proxy data obtained from service providers, such as Equilar, Inc., to review the actual compensation levels of named executive officers at companies in a variety of manufacturing and service industries that are similar in size or have similar characteristics to Corning (the “Peer Group”).

Corning is a diversified technology company with five reportable business segments (Display Technologies, Telecommunications, Life Sciences, Specialty Materials and Environmental Technologies (most notably with the automotive industry). The majority of our businesses do not have unique, identifiable U.S. peers; in fact, most of our businesses compete with non-U.S. companies in Asia and Europe, or privately held companies. Similarly, the majority of our key customers are non-U.S. companies or extremely large U.S. companies that would not be appropriate peers for Corning. The importance of Corning’s equity affiliates to our results adds further complexity to the identification of a representative peer group. In attempting to identify peer companies, Corning must look to globally diversified companies or innovation companies in other industries to find companies of similar size and complexity (when viewed in terms of revenues, net income, market capitalization, assets and number of employees).

In 2012, the Company and the Committee undertook a rigorous review of our Peer Group for use in benchmarking pay practices and the target median pay level for the CEO. This was necessary because our previous approach of looking solely at “similarly sized” companies did not focus on particular industries or business segments that Corning actually operates in, and with changes over time, did not result in a stable peer group from year to year.

We engaged both management’s compensation consultant as well as the Committee’s compensation consultant in formulating recommended Peer Group companies. In constructing the new Peer Group, we looked for companies to reflect the global business segments that Corning operates in with revenues generally in the range of 0.5x and 2.1x Corning’s revenues. As a result of this review,

•

Four companies were identified in the Life Sciences segment;

•

Five companies were identified in Telecommunications;

•

Two companies were identified in the Automotive supply segment; and

•

Three companies were identified in Specialty and Chemicals.

No U.S. companies were found to reflect Corning’s business in the Display Technologies segment. As a result, we rounded out our new Peer Group of 23 companies by looking at innovative companies in the Semiconductor and Computer area and diversified manufacturing companies that operate in varied industries.

While Corning’s reported revenues are lower than the $10.5 billion median revenues of this new Peer Group, its number of employees and market capitalization are above the median and its net income and total assets are in the top quartile of this Peer Group. As previously noted, revenues alone do not reflect the size and complexity of Corning due to its large equity affiliates where Corning’s share of the net income from these entities is included in Corning’s reported earnings, but its share of the entity revenues is not included in our reported revenues.

Corning uses peer groups solely as a reference point, and in combination with broader executive compensation surveys, to assess our CEO’s target compensation. Our goal is to target the pay of our CEO at the Peer Group median.

Market salary surveys and the Peer Companies are used to ensure the CEO’s pay level is fairly positioned, at target, near the median of the market (for 2012, our CEO’s total target direct compensation of approximately $9.95M was found to be positioned at approximately median of the various benchmarks the Committee reviewed). However, beyond that, the external data serves merely as a reference point with internal equity compared to the CEO for the non-CEO NEOs being a more important consideration in establishing a base salary and total direct compensation for non-CEO NEO’s and executives. As a result of deliberately positioning these base salaries and total direct compensation closer to that of the CEO than do many other companies, the total pay of the non-CEO NEOs is generally positioned within the top quartile when reference is made to the various executive compensation surveys.

Corning’s Peer Group is:

Advanced Micro Devices	Medtronic Inc.
Agilent Technologies	Monsanto Company
Applied Materials Inc.	Motorola Solutions Inc.
BorgWarner	NetApp, Inc
Boston Scientific Corp.	PPG Industries Inc
Broadcom Corp	Praxair Inc
Cummins Inc.	Qualcomm Inc
Danaher Corporation	Rockwell Automation Inc
Dover Corporation	TE Connectivity Ltd.
Eaton Corporation	Texas Instruments Inc
Harris Corporation	Thermo Fisher Scientific Inc
Juniper Networks Inc.

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The information reviewed by the Committee in December 2012 was based on data filed in 2012 and was used to establish target pay levels for 2013.

Peer Group	Revenues ($MMs)	Income Before Extraordinary Items ($MMs)	Total Assets ($MMs)	Year End Market Capitalization ($MMs)	Number of Full- Time Employees
Median	$10,517	$1,020	$13,929	$14,570	23,000
Corning’s Rank	15 of 24	3 of 24	4 of 24	7 of 24	10 of 24

Median total direct CEO compensation reported in the Peer Group was $9.8 million and 75th percentile total direct CEO compensation was $12.6 million, compared to Corning’s target CEO pay of $9.95 million.

Anticipated Changes in Compensation Practices for 2013

In order to better align our compensation, goal setting and performance management processes, Corning has decided to:

•

Permanently move the effective date for all salaried (executive and non-executive) merit salary reviews from January 1 (executive merits) and April 1 (non-executive salaried merits) to July 1:

•

Change timing of awards under the executive long-term incentive program, as follows:

–

cash performance units awarded in February rather than January;

–

restricted stock units awarded in March rather than January; and

–

stock options granted in March, April and May rather than January, February and March.

Currently, we do not anticipate making any other significant changes to our total executive compensation program in 2013.

Additional Information

Compensation Risk Analysis

Corning does not use compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Discussion and Analysis describes generally the compensation policies and practices that apply to all executive and management employees throughout the Company. Annually, a cross-functional team with representatives from Human Resources, Legal and Finance assesses Corning’s compensation policies and practices from a risk-taking perspective, and reviews its conclusions with the Committee. The 2012 assessment supporting our conclusion considered, among other things:

•

We have capped payout levels for annual incentives, including sales commission plans, annual cash bonuses (at 200% of target) and cash performance unit awards (at 150% of target);

•

The mix of cash and equity payouts tied to both short-term financial performance and long-term value creation;

•

The time vesting requirements in our long-term incentive plans, which help align the interests of employees to long-term stakeholders;

•

The use of financial performance metrics that are readily monitored and reviewed;

•

The rigorous budget and goal setting processes which involves both top-down and bottom-up analysis;

•

The use of common performance metrics for incentives across Corning’s management team and all eligible employees, with corporate results impacting the compensation of all Corning employees;

•

The use of a “flat spot” in our annual incentive plan that is intended to avoid imprudent risk-taking to achieving cliff goals;

•

Our stock ownership requirements for NEOs;

•

The Company’s clawback and anti-hedging policies; and

•

Multiple levels of review and approval of awards, including Compensation Committee approval on all officer compensation proposals.

“Reload” Stock Options

The reload feature is no longer included in any Corning stock option grants made on or after February 28, 2003. No stock options granted with a reload feature remain outstanding.

“Clawback” Policy

Since 2007, we have had a policy that gives the Committee the sole and absolute discretion to make retroactive adjustments to any cash or equity based incentive compensation paid to certain Executive Officers and other key employees where such payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement. Based on its review and judgment, the Committee may seek to recover any amount that it determines was received inappropriately by these individuals.

Stock Ownership Guidelines

The NEOs and directors are subject to stock ownership guidelines. All NEOs or directors in their role for at least 5 years meet or exceed the ownership requirement. In 2012, the Committee increased the guidelines for the CEO’s stock ownership from 5 times to 6 times base salary. The ownership guidelines are as follows:

Chief Executive Officer	6x Base Salary
NEOs other than the CEO	3x Base Salary
Non-employee Directors	5x Annual Cash Retainer

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Anti-Hedging Policy

We have a policy that prohibits any member of the Officer Group or any director from selling or buying publicly traded options on Corning stock, or trading in any Corning stock derivatives. Additionally, these individuals may not engage in transactions in which he or she may profit from short-term speculative swings in the value of Corning stock utilizing “short sales” or “put” or “call” options.

Anti-Pledging Policy

We have a policy that prohibits any member of the Officer Group or any director from holding Corning stock in a margin account or pledging Company securities as collateral for a loan.

Compensation Deductibility

As a matter of practice, the Committee generally intends to set performance-based goals annually under the Company’s various variable compensation plans and to deduct compensation paid under these plans and gains realized from stock options to the extent consistent with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. However, the Committee may conclude that paying non-deductible compensation (such as some time-based restricted stock) is consistent with our shareholder’s best interests. Corning’s current performance-based incentive plans (including the annual cash bonuses paid under the Performance Incentive Plan and stock options and cash performance units awarded under the Corporate Performance Plan) generally are intended to be operated in compliance with Section 162(m) to ensure that compensation paid under those programs is deductible.

Accounting Implications

In designing our total compensation and benefit programs, we review the accounting implications of our decisions. We seek to deliver cost-effective compensation and benefit programs that meet both the needs of the Company and our employees. The Committee and the Company, while always cognizant of the accounting expense ascribed to various forms of cash compensation, benefits and equity awards, do not determine the respective amounts of awards to various executives and employees solely on the basis of the schedule of accounting expense recognition of such awards. The disclosed values of cash and equity long-term incentive awards are based on the accounting cost of awards covering multiple performance periods and historical grant prices that could be higher or lower than current stock prices. In addition, actual performance and the vesting/exercise dates of various awards have a dramatic impact on the actual value of awards received by plan participants.

Compensation Committee Report

The Compensation Committee of the Board of Directors (the “Committee”), composed entirely of independent directors, is responsible to the Board of Directors and our shareholders for the oversight and administration of executive compensation at Corning (“we”, “us”, “Corning” or the “Company”). The Committee approves the principles guiding the Company’s compensation philosophy, reviews and approves executive compensation levels (including cash compensation, equity incentives, benefits and perquisites for executive officers) and reports its actions to the Board of Directors for review and, as necessary, approval. The Committee is responsible for interpreting Corning’s executive compensation plans and programs. In the event of any questions or disputes, the Committee may use its judgment and/or discretion to make final administrative decisions regarding these plans and programs. It is our practice that all compensation decisions affecting the Officer Group must be reviewed and approved by the Committee. Additional details regarding the role and responsibilities of the Committee are defined in the Committee Charter, located within the Corporate Governance section of the Company’s website.

The Committee has reviewed and discussed the foregoing CD&A with management. Based on our review and discussions with management, we recommended to the Board of Directors that the CD&A be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2012.

The Compensation Committee:

Deborah D. Rieman, Chairman

John Seely Brown

Richard T. Clark

Gordon Gund

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Summary Compensation Table

The following tables, narrative and footnotes discuss the 2012 compensation of the Chairman, Chief Executive Officer and President, the Chief Financial Officer and the other three most highly compensated executive officers, who are referred to as the Named Executive Officers.

Named Executive Officer	Year	Salary ($)	Bonus ($)(8)		Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation(5) ($)	Total ($)
Wendell P. Weeks Chairman, Chief Executive Officer and President	2012	1,197,308	0		1,749,994	1,668,623	6,265,910	1,193,672	572,297	12,647,804
	2011	1,167,154	0		1,749,994	1,707,225	2,323,076	2,913,618	472,465	10,333,531
	2010	1,069,423	0		0	1,130,269	6,724,681	2,012,201	429,114	11,365,689
James B. Flaws Vice Chairman and Chief Financial Officer	2012	901,731	1,500,000	(6)	874,997	834,314	3,118,847	1,970,034	174,533	9,374,456
	2011	880,923	0		799,993	780,440	1,083,921	928,884	250,896	4,725,056
	2010	852,731	0		0	530,539	3,532,329	1,126,535	238,876	6,281,010
Kirk P. Gregg Executive Vice President and Chief Administrative Officer	2012	634,885	0		500,006	476,749	1,805,264	1,747,802	133,278	5,297,985
	2011	620,231	0		499,995	487,775	677,936	992,443	168,805	3,447,184
	2010	600,115	0		0	374,839	2,447,897	983,105	161,458	4,567,415
Lawrence D. McRae Executive Vice President, Strategy and Development	2012	612,885	0		500,006	476,749	1,783,427	1,237,468	62,315	4,672,849
	2011	598,269	0		437,494	426,816	597,180	1,619,219	70,530	3,749,508

Jeffrey W. Evenson Senior Vice President and Operations Chief of Staff	2012	434,500	800,000	(7)	275,001	262,213	1,023,947	94,851	479,849	3,370,360
	2011	220,673	1,600,000	(7)	162,503	154,986	221,590	27,254	482,535	2,869,541

(1)

Amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock units granted pursuant to the Corning Corporate Performance Plan. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 13, 2013. This same method was used for the fiscal years ended December 31, 2011 and 2010. There can be no assurance that the grant date fair value amounts will ever be realized.

(2)

Amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of stock option awards granted pursuant to the Corning Corporate Performance Plan. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 13, 2013. This same method was used for the fiscal years ended December 31, 2011 and 2010. There can be no assurance that the grant date fair value amounts will ever be realized.

(3)

Amounts in this column reflect combined cash bonuses and cash performance units. All of the annual cash bonuses paid to the Named Executive Officers are performance-based. Cash bonuses are paid annually through two plans: (i) GoalSharing; and (ii) the Performance Incentive Plan. Awards earned under the 2012 GoalSharing plan were 6.26% of each Named Executive Officer’s year-end base salary and paid in February 2013. Awards earned under the 2012 Performance Incentive Plan were based on actual corporate performance compared to the Adjusted NPAT goals established for the plans in February 2012. Based on actual performance, each of the Named Executive Officers earned Performance Incentive Plan awards equal to 124% of their annual target bonus opportunities (established as a percentage of year-end base salary). Cash awards earned under the Performance Incentive Plan for 2012 will be paid in March 2013. The following table indicates awards earned under the GoalSharing Plan and the Performance Incentive Plan reflected in this column:

Named Executive Officer	Year End Base Salary ($)	2012 PIP Target %	Actual 2012 PIP Performance Results (% Target)	2012 PIP Award ($)	Actual 2012 GoalSharing Performance %	2012 GoalSharing Award ($)
Wendell P. Weeks	1,207,000	140%	124%	2,095,352	6.26%	75,558
James B. Flaws	909,000	90%	124%	1,014,444	6.26%	56,903
Kirk P. Gregg	640,000	75%	124%	595,200	6.26%	40,064
Lawrence D. McRae	618,000	75%	124%	574,740	6.26%	38,687
Jeffrey W. Evenson	438,000	65%	124%	353,028	6.26%	27,419

Awards under the 2012 Corporate Performance Plan were based on actual corporate performance compared to the Adjusted EPS and Adjusted Operating Cash Flow goals established for the plans in February 2012. Based on actual performance, each of the Named Executive Officers earned cash performance units under the Corporate Performance Plan equal to 117% of their target opportunities. If earned, these cash performance units are subject to an additional two-year vesting period and will be paid in February 2015. The following table reflects the target amount of cash performance units and the awards earned under the 2012 Corporate Performance Plan reflected in the “Non-Equity Incentive Plan Compensation” column:

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Named Executive Officer	2012 CPP Target Award ($)	Actual 2012 CPP Performance Results %	2012 CPP Award ($)
Wendell P. Weeks	3,500,000	117%	4,095,000
James B. Flaws	1,750,000	117%	2,047,500
Kirk P. Gregg	1,000,000	117%	1,170,000
Lawrence D. McRae	1,000,000	117%	1,170,000
Jeffrey W. Evenson	550,000	117%	643,500

(4)

Amounts in this column reflect the increase in the actuarial present value of the Named Executive Officer’s benefits under all defined benefit pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. This column also includes amounts which the NEO may not currently be entitled to receive because such amounts are not vested. Although this column is also used to report the amount of above market earnings on compensation that is deferred under the nonqualified deferred compensation plans, Corning does not have any above market earnings under its nonqualified deferred compensation plan, also referred to as the Supplemental Investment Plan. Increases in the pension present values in the table are due primarily to a significant decrease in the actuarial discount rate used to value these amounts in each of the three years shown. Specifically the discount rate decreased 100 basis points from 4.75% to 3.75% from 2011 to 2012. Mr. Flaws is currently eligible for an unreduced pension benefit. Our other NEOs, Messrs. Weeks, Gregg, McRae and Evenson are eligible for an unreduced pension benefit at age 57, 55, 55 and 60, respectively, as more fully described under “Retirement Plans - Supplemental Pension Plan and Executive Supplemental Pension Plan”.

(5)

The following table shows “All Other Compensation” amounts provided to the Named Executive Officers. Personal aircraft rights and home security are the only services offered to the Named Executive Officers under the Executive Allowance Program. The value of the personal aircraft rights in the table below reflects the incremental cost of providing such perquisites and is calculated based on the average variable operating costs to the Company. Hourly rates are developed using variable operating costs that include fuel costs, mileage, maintenance, crew travel expense, catering and other miscellaneous variable costs. The fixed costs that do not change based on usage, such as pilot salaries, hanger expense and general taxes and insurance, are excluded.

Named Executive Officer	Year	Company Match on Qualified 401(k) Plan ($)	Company Match on Supplemental Investment Plan ($)	Value of Personal Aircraft Rights ($) (i)	Value of Home Security Costs ($) (ii)		Relocation ($)		Other Perquisites ($) (iii)	TOTALS ($)
Wendell P. Weeks	2012	9,262	78,446	87,356	391,865	(iv)	0		5,368	572,297
	2011	9,057	200,390	81,550	172,946	(iv)	0		8,523	472,465
	2010	9,057	169,658	85,241	159,843	(iv)	0		5,315	429,114
James B. Flaws	2012	13,894	49,440	81,414	23,378		0		6,407	174,533
	2011	13,585	129,258	78,272	23,759		0		6,022	250,896
	2010	13,585	111,649	77,657	30,670		0		5,315	238,876
Kirk P. Gregg	2012	10,000	18,513	78,272	23,355		0		3,139	133,278
	2011	9,778	52,947	81,960	23,759		0		361	168,805
	2010	9,778	45,360	75,335	30,670		0		315	161,458
Lawrence D. McRae	2012	15,437	0	23,154	23,355		0		368	62,315
	2011	15,129	0	31,281	23,759		0		361	70,530
Jeffrey W. Evenson	2012	10,000	8,424	37,702	23,355		400,000	(v)	368	479,849
	2011	8,827	0	23,768	13,291		436,289	(v)	361	482,535

(i)

The Executive Allowance Program is tracked on a December 1 to November 30 year.

(ii)

These amounts include costs associated with home security.

(iii)

These amounts include cost attributable to executive physicals, service awards, an annual Board gift, and contributions made under the Corning Foundation Matching Gift program.

(iv)

This reflects company-paid expenses relating to personal and residential security benefitting Mr. Weeks and his family members. Mr. Weeks’ personal safety and security are of vital importance to the company’s business and prospects. These costs are appropriate corporate business expenses. However, because these costs can be viewed as conveying personal benefit to Mr. Weeks, they are reported as perquisites in this column.

(v)

Includes payments made to Dr. Evenson, as part of his offer to join Corning, to facilitate the sale of his prior home and to relocate to Corning, NY.

(6)

Mr. Flaws was paid a retention payment of $1.5 million in 2012 for agreeing to delay his retirement and allow for staggered executive successions. He will be eligible to receive another payment of $1.5 million in 2013, subject to his continued employment.

(7)

Pursuant to his compensation arrangement to join Corning, Dr. Evenson was paid cash payments of $1.6 million in 2011, and $800,000 in 2012.

(8)

Cash bonuses listed in this column are fixed non-performance based awards (such as retention payments or signing bonuses). Performance-based cash awards are listed under the “Non-Equity Incentive Plan Compensation” column.

CORNING INCORPORATED – 2013 Proxy Statement   35

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Grants of Plan-Based Awards

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Named Executive Officer	Award	Grant Date	Date of Committee Action	Threshold(1) ($)	Target(1) ($)		Maximum(1) ($)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($)	Grant Date Fair Value of Stock and Option Awards ($)
Wendell P. Weeks	Performance Incentive Plan	n/a		0	1,689,800		3,379,600
	GoalSharing Plan	n/a		0	60,350		120,700
	Cash Performance Units	1/3/12	1/3/12	0	3,500,000	(2)	5,250,000	(3)
	Time-Based Restricted Stock Units	1/3/12	1/3/12						134,202			13.04	1,749,994	(4)
	Stock Options	1/3/12	1/3/12							111,835	13.04	13.04	556,206	(5)
	Stock Options	2/1/12	1/3/12							113,049	12.90	12.90	556,208	(5)
	Stock Options	3/1/12	1/3/12							112,439	12.97	12.97	556,209	(5)
James B. Flaws	Performance Incentive Plan	n/a		0	818,100		1,636,200
	GoalSharing Plan	n/a		0	45,450		90,900
	Cash Performance Units	1/3/12	1/3/12	0	1,750,000	(2)	2,625,000	(3)
	Time-Based Restricted Stock Units	1/3/12	1/3/12						67,101			13.04	874,997	(4)
	Stock Options	1/3/12	1/3/12							55,918	13.04	13.04	278,106	(5)
	Stock Options	2/1/12	1/3/12							56,525	12.90	12.90	278,106	(5)
	Stock Options	3/1/12	1/3/12							56,219	12.97	12.97	278,102	(5)
Kirk P. Gregg	Performance Incentive Plan	n/a		0	480,000		960,000
	GoalSharing Plan	n/a		0	32,000		64,000
	Cash Performance Units	1/3/12	1/3/12	0	1,000,000	(2)	1,500,000	(3)
	Time-Based Restricted Stock Units	1/3/12	1/3/12						38,344			13.04	500,006	(4)
	Stock Options	1/3/12	1/3/12							31,953	13.04	13.04	158,917	(5)
	Stock Options	2/1/12	1/3/12							32,300	12.90	12.90	158,918	(5)
	Stock Options	3/1/12	1/3/12							32,125	12.97	12.97	158,915	(5)
Lawrence D. McRae	Performance Incentive Plan	n/a		0	463,500		927,000
	GoalSharing Plan	n/a		0	30,900		61,800
	Cash Performance Units	1/3/12	1/3/12	0	1,000,000	(2)	1,500,000	(3)
	Time-Based Restricted Stock Units	1/3/12	1/3/12						38,344			13.04	500,006	(4)
	Stock Options	1/3/12	1/3/12							31,953	13.04	13.04	158,917	(5)
	Stock Options	2/1/12	1/3/12							32,300	12.90	12.90	158,918	(5)
	Stock Options	3/1/12	1/3/12							32,125	12.97	12.97	158,915	(5)
Jeffrey W. Evenson	Performance Incentive Plan	n/a		0	284,700		569,400
	GoalSharing Plan	n/a		0	21,900		43,800
	Cash Performance Units	1/3/12	1/3/12	0	550,000	(2)	825,000	(3)
	Time-Based Restricted Stock Units	1/3/12	1/3/12						21,089			13.04	275,001	(4)
	Stock Options	1/3/12	1/3/12							17,574	13.04	13.04	87,404	(5)
	Stock Options	2/1/12	1/3/12							17,765	12.90	12.90	87,405	(5)
	Stock Options	3/1/12	1/3/12							17,669	12.97	12.97	87,404	(5)

(1)

Amounts shown in these columns reflect the award amounts under (i) the Company’s 2012 Performance Incentive Plan (PIP), (ii) 2012 GoalSharing Plan and (iii) the cash units under the 2012 Corporate Performance Plan. Awards under these plans are paid in cash. If the threshold level of performance is not met then the payout will be 0%. If the target amount of performance is met for GoalSharing and PIP, then payout is 100% of the target award. If the maximum level of performance is met for GoalSharing and PIP then payout is 200% of the target award. These amounts are based on the individual’s 2012 year-end base salary and bonus targets.

(2)

This amount reflects target amount of cash performance units that were approved for such Named Executive Officer on January 3, 2012 under the 2012 Corporate Performance Plan. Actual awards granted for these cash units may range from 0% to 150% of the target award.

(3)

This amount reflects maximum (150% of target) amount of cash performance units that were approved for such Named Executive Officer on January 3, 2012 under the 2012 Corporate Performance Plan. Actual awards earned for these cash units may range from 0% to 150% of the target award. Awards earned are subject to additional time vesting and will be paid in March 2015.

(4)

This amount reflects the total grant date fair value computed in accordance with FASB ASC Topic 718 of stock awards granted in calendar year 2012 pursuant to the Corning 2012 Corporate Performance Plan, and corresponds to the amounts set forth in the “Stock Awards” column of the of the Summary Compensation Table. Stock awards vest 100% three years after grant date.

CORNING INCORPORATED – 2013 Proxy Statement   36

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Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2012. The table also shows unvested restricted stock awards assuming a market value of $12.62 a share (the NYSE closing price of the Company’s stock on December 31, 2012).

Option Awards								Stock Awards
Named Executive Officer	Grant Date	Vesting Code(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Wendell P. Weeks	04/28/05	D	130,000	0	0	13.68	04/27/2015	313,645	3,958,200	0	0
	12/07/05	A	161,500	0	0	21.08	12/06/2015
	01/02/06	B	80,750	0	0	19.68	01/01/2016
	02/01/06	C	80,750	0	0	24.72	01/31/2016
	12/06/06	A	136,500	0	0	21.89	12/05/2016
	01/02/07	B	68,250	0	0	18.85	01/01/2017
	02/01/07	C	68,250	0	0	20.86	01/31/2017
	12/05/07	A	153,500	0	0	24.92	12/04/2017
	01/02/08	B	76,750	0	0	23.37	01/01/2018
	02/01/08	C	76,750	0	0	24.61	01/31/2018
	12/03/08	D	93,334	0	0	8.67	12/02/2018
	01/02/09	D	180,000	0	0	10.05	01/01/2019
	02/02/09	D	280,000	0	0	10.25	02/01/2019
	12/02/09	D	65,333	0	0	17.82	12/02/2019
	01/04/10	D	43,555	21,778	0	19.56	01/04/2020
	02/01/10	D	43,556	21,778	0	18.16	02/01/2020
	01/03/11	D	22,517	45,034	0	19.19	01/03/2021
	02/01/11	D	19,043	38,088	0	22.69	02/01/2021
	03/01/11	D	19,614	39,228	0	22.03	03/01/2021
	01/03/12	C	0	111,835	0	13.04	01/03/2022
	02/01/12	C	0	113,049	0	12.90	02/01/2022
	03/01/12	C	0	112,439	0	12.97	03/01/2022
	Total		1,799,952	503,229
James B. Flaws	12/07/05	A	77,000	0	0	21.08	12/06/2015	147,285	1,858,737	0	0
	01/02/06	B	38,500	0	0	19.68	01/01/2016
	02/01/06	C	38,500	0	0	24.72	01/31/2016
	12/06/06	A	66,000	0	0	21.89	12/05/2016
	01/02/07	B	33,000	0	0	18.85	01/01/2017
	02/01/07	C	33,000	0	0	20.86	01/31/2017
	02/13/07	A	18,932	0	0	21.92	02/02/2013
	04/30/07	A	23,327	0	0	23.72	02/02/2013
	12/05/07	A	72,000	0	0	24.92	12/04/2017
	01/02/08	B	36,000	0	0	23.37	01/01/2018
	02/01/08	C	36,000	0	0	24.61	01/31/2018
	12/03/08	D	43,445	0	0	8.67	12/02/2018
	01/02/09	D	43,445	0	0	10.05	01/01/2019
	02/02/09	D	43,445	0	0	10.25	02/01/2019
	12/02/09	D	30,666	0	0	17.82	12/02/2019
	01/04/10	D	20,444	10,223	0	19.56	01/04/2020
	02/01/10	D	20,444	10,223	0	18.16	02/01/2020
	01/03/11	D	10,293	20,587	0	19.19	01/03/2021
	02/01/11	D	8,705	17,412	0	22.69	02/01/2021
	03/01/11	D	8,966	17,933	0	22.03	03/01/2021
	01/03/12	C	0	55,918	0	13.04	01/03/2022
	02/01/12	C	0	56,525	0	12.90	02/01/2022
	03/01/12	C	0	56,219	0	12.97	03/01/2022
	Total		702,112	245,040

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Option Awards								Stock Awards
Named Executive Officer	Grant Date	Vesting Code(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Kirk P. Gregg	02/02/04	C	39,500	0	0	12.79	02/01/2014	93,899	1,185,005	0	0
	05/10/05	A	15,369	0	0	14.84	01/02/2013
	12/07/05	A	58,500	0	0	21.08	12/06/2015
	01/02/06	B	29,250	0	0	19.68	01/01/2016
	02/01/06	C	29,250	0	0	24.72	01/31/2016
	08/07/06	A	20,396	0	0	18.32	01/02/2013
	12/06/06	A	48,000	0	0	21.89	12/05/2016
	01/02/07	B	24,000	0	0	18.85	01/01/2017
	02/01/07	C	24,000	0	0	20.86	01/31/2017
	02/12/07	A	19,212	0	0	21.60	02/02/2013
	08/03/07	A	10,284	0	0	23.54	02/02/2013
	12/05/07	A	51,000	0	0	24.92	12/04/2017
	01/02/08	B	25,500	0	0	23.37	01/01/2018
	02/01/08	C	25,500	0	0	24.61	01/31/2018
	12/03/08	D	62,000	0	0	8.67	12/02/2018
	01/02/09	D	62,000	0	0	10.05	01/01/2019
	02/02/09	D	62,000	0	0	10.25	02/01/2019
	12/02/09	D	21,666	0	0	17.82	12/02/2019
	01/04/10	D	14,444	7,223	0	19.56	01/04/2020
	02/01/10	D	14,444	7,223	0	18.16	02/01/2020
	01/03/11	D	6,433	12,867	0	19.19	01/03/2021
	02/01/11	D	5,441	10,882	0	22.69	02/01/2021
	03/01/11	D	5,604	11,208	0	22.03	03/01/2021
	01/03/12	C	0	31,953	0	13.04	01/03/2022
	02/01/12	C	0	32,300	0	12.90	02/01/2022
	03/01/12	C	0	32,125	0	12.97	03/01/2022
	Total		673,793	145,781
Lawrence D. McRae	12/07/05	A	22,500	0	0	21.08	12/06/2015	81,642	1,030,322	0	0
	01/02/06	B	11,250	0	0	19.68	01/01/2016
	02/01/06	C	11,250	0	0	24.72	01/31/2016
	12/06/06	A	21,000	0	0	21.89	12/05/2016
	01/02/07	B	10,500	0	0	18.85	01/01/2017
	02/01/07	C	10,500	0	0	20.86	01/31/2017
	12/05/07	A	25,000	0	0	24.92	12/04/2017
	01/02/08	B	12,500	0	0	23.37	01/01/2018
	02/01/08	C	12,500	0	0	24.61	01/31/2018
	12/03/08	D	17,000	0	0	8.67	12/02/2018
	01/02/09	D	17,000	0	0	10.05	01/01/2019
	02/02/09	D	34,000	0	0	10.25	02/01/2019
	12/02/09	D	15,333	0	0	17.82	12/02/2019
	01/04/10	D	10,222	5,111	0	19.56	01/04/2020
	02/01/10	D	10,222	5,112	0	18.16	02/01/2020
	01/03/11	D	5,629	11,259	0	19.19	01/03/2021
	02/01/11	D	4,761	9,522	0	22.69	02/01/2021
	03/01/11	D	4,903	9,808	0	22.03	03/01/2021
	01/03/12	C	0	31,953	0	13.04	01/03/2022
	02/01/12	C	0	32,300	0	12.90	02/01/2022
	03/01/12	C	0	32,125	0	12.97	03/01/2022
	Total		256,070	137,190
Jeffrey W. Evenson	07/01/11	D	6,492	12,985	0	18.54	07/01/2021	29,854	376,757	0	0
	01/03/12	C	0	17,574	0	13.04	01/03/2022
	02/01/12	C	0	17,765	0	12.90	02/01/2022
	03/01/12	C	0	17,669	0	12.97	03/01/2022
	Total		6,492	65,993

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(1)

The company uses the following vesting codes:

A

100% Vesting 1 year after grant date

B

100% Vesting 2 years after grant date

C

100% Vesting 3 years after grant date

D

1/3 Vesting 1 year after grant date, 1/3 Vesting 2 years after grant date and 1/3 Vesting 3 years after grant date

(2)

Amounts include:

(i)

88,250; 39,815; 29,500; 20,500; and 0 restricted share units granted to Messrs. Weeks, Flaws, Gregg, McRae and Dr. Evenson respectively, on December 2, 2009, which vest on February 15, 2013

(ii)

91,193; 40,369; 26,055; 22,798; and 0 restricted share units granted to Messrs. Weeks, Flaws, Gregg, McRae and Dr. Evenson respectively, on January 3, 2011, which vest on February 14, 2014

(iii)

8,765 restricted shares of our common stock granted to Dr. Evenson on July 1, 2011, which vest July 1, 2014.

(iv)

134,202; 67,101; 38,344; 38,344; and 21,089 restricted share units granted to Messrs. Weeks, Flaws, Gregg, McRae and Dr. Evenson respectively, on January 3, 2012, which vest on February 16, 2015.

(3)

Year-end market price is based on the December 31, 2012 NYSE closing price of $12.62.

Option Exercises and Stock Vested

The following table sets forth certain information regarding options exercised and restricted stock that vested during 2012 for the Named Executive Officers.

Named Executive Officer	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Wendell P. Weeks	0	0	504,790	6,511,791
James B. Flaws	0	0	237,269	3,060,955
Kirk P. Gregg	0	0	168,740	2,176,746
Lawrence D. McRae	0	0	92,950	1,199,055
Jeffrey W. Evenson	0	0	0	0

There were no deferrals of amounts received pursuant to these awards.

Retirement Plans

Qualified Pension Plan

Corning sponsors a qualified defined benefit pension plan to provide retirement income to Corning’s U.S.-based employees. The plan pays benefits for salaried employees based upon career average plan compensation, where plan compensation is defined as base pay, annual bonus and awards that are paid (including GoalSharing awards, Division Cash Awards, Individual Outstanding Contributor Awards and other cash bonuses) and years of credited service. Salaried employees are required to contribute 2% of compensation in excess of the Social Security wage base up to the compensation limit imposed by the Internal Revenue Code. Salaried and nonunion hourly employees may also contribute 2% of pay up to the Social Security wage base on a voluntary basis.

Corning amended its pension plan effective July 1, 2000 to include a cash balance component. All salaried and non-union hourly employees as of July 1, 2000 were given a choice to prospectively accrue benefits under the career average earnings formula or a cash balance formula, if so elected. Employees hired subsequent to July 1, 2000 earn benefits under the cash balance formula.

Benefits earned under the career average earnings formula are equal to 1.5% of plan compensation plus 0.5% of plan compensation on which employee contributions have been made. Under the career average earnings formula, participants may retire as early as age 55 with 5 years of service. Unreduced benefits are available when a participant attains the earlier of age 60 with 5 years of service or age 55 with 30 years of service. Otherwise, benefits are reduced 4% for each year by which retirement precedes the attainment of age 60. Pension benefits earned under the career average earnings formula are distributed in the form of a lifetime annuity with six years of payments guaranteed.

Benefits earned under the cash balance formula are expressed in the form of a hypothetical account balance. Each month a participant’s cash balance account is increased by (1) pay credits based on the participant’s plan compensation for that month and (2) interest credits based on the participant’s hypothetical account balance at the end of the prior month. Pay credits vary between 3% and 8% based on the participant’s age plus service at the end of the year. Interest credits are based on 10-year Treasury bond yields, subject to a minimum credit of 3.80%. Pension benefits under the cash balance formula may be distributed as either a lump sum of the participant’s hypothetical account balance or an actuarial equivalent life annuity.

Mr. Weeks, Mr. Flaws and Mr. McRae are earning benefits under the career average earnings formula. Mr. Gregg earned benefits under the career average earnings formula up to December 31, 2000 and subsequently earned benefits under the cash balance formula. Dr. Evenson is earning benefits under the cash balance formula. Mr. Flaws is currently eligible to retire under the plan.

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Supplemental Pension Plan and Executive Supplemental Pension Plan

Since 1986, Corning has maintained nonqualified pension plans to attract and retain a highly-motivated executive workforce by providing eligible employees with retirement benefits in excess of those permitted under the qualified plan. The benefits provided under the Supplemental Pension Plan (“SPP”) will be approximately equal to the difference between the benefits provided under the Corning Incorporated Pension Plan and benefits that would have been provided thereunder if not for the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended (the “IRC”).

Certain employees, including each of the Named Executive Officers, participate in the Corning Incorporated Executive Supplemental Pension Plan (“ESPP”). Participants in the ESPP receive no benefits from the SPP. Executives fully vest in their ESPP benefit upon attainment of age 50 with 10 years of service. Participants terminating prior to fully vesting in their ESPP benefit, but with 5 years of service will be entitled to ESPP benefits equivalent to the SPP formula. ESPP participants also maintain the right to take any benefits earned under the cash balance formula of the SPP prior to their participation in the ESPP as a lump sum payment from the ESPP.

Under the ESPP, participants earn benefits based on the highest 60 consecutive months of average plan compensation over the last 120 months immediately preceding the date of termination of employment. Plan compensation is defined as base pay plus bonuses paid, including cash payments of GoalSharing awards, Performance Incentive Plan awards, Division Cash Awards, Individual Outstanding Contributor Awards and other cash bonuses.

A change in the benefits provided under the ESPP formula was approved in December 2006. Subsequent to the change, gross benefits determined under this plan are equal to one of two benefit formulas:

Formula A: 2.0% of average plan compensation multiplied by years of service up to 25 years.

Formula B: 1.5% of average plan compensation multiplied by years of service.

Prior to the approval of the change in benefit formula in December 2006, ESPP benefits were provided under the following formula:

•

Sum of (i) 1.0% of average plan compensation up to Social Security covered and (ii) 1.5% of average plan compensation over Social Security covered compensation.

•

Multiplied by years of service through the December 31 of the year prior to termination of employment.

In addition, benefits earned in the year of termination of employment are based on the career average earnings formula or cash balance formula of the Corning Incorporated Pension Plan without regard to compensation limits. Under this formula average plan compensation was based on the highest five consecutive calendar years of average plan compensation over the ten years immediately preceding the year of termination.

Subsequent to the December 2006 change in formula, benefits are determined under Formula B for Mr. Flaws and Formula A for all other NEOs.

Benefits earned under the Corning Incorporated Pension Plan and the cash balance formula of the SPP prior to ESPP participation will offset benefits earned under the preceding formulas.

Participants may retire as early as age 55 with ten years of service. Unreduced benefits under Formulas A and B are available when a participant attains the earlier of age 60 with 10 years of service or age 55 with 25 years of service, provided their accrued benefit is less than four times the annual compensation limitation under Section 401(a)(17) of the Code (currently $1,000,000). Effective as of December 28, 2012, participants with accrued benefits in excess of four times the annual compensation limitation under Section 401(a)(17) of the Code must be age 57 with 25 years of service to receive an unreduced benefit under the ESPP. Otherwise, benefits from both formulas and the career average earnings formula from the SPP are reduced 4% for each year by which retirement precedes the attainment of age 60. Benefit reductions of 1% per year by which retirement precedes age 57 apply if the four times annual compensation limit rule noted above is in effect for the participant.

In order to attract appropriate executive talent, in the past Corning granted, additional years of pension service under its nonqualified plans to select individuals. Mr. Gregg’s amended employment letter, amended in 2002, provides for extra years of benefit service under the ESPP. See the table under “Pension Benefits”. However, the Company has not provided any executive with additional years of service credit since 2002.

Benefits earned under the ESPP are distributed in the form of a lifetime annuity, with six years of payments guaranteed except for benefits earned under the cash balance formula of the SPP prior to becoming a participant in the ESPP which is distributed as a lump sum of the participant’s hypothetical account balance.

Under Mr. Flaws’ written agreement, Corning will purchase a life annuity from an insurance company to pay benefits due under this plan. Mr. Flaws is currently eligible to retire under the plan.

Pension Benefits

The table below shows the actuarial present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under each of the qualified pension plan and the ESPP. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements with the exception of the assumed retirement age and the assumed probabilities of leaving employment prior to retirement. Retirement was assumed to occur at the earliest possible unreduced retirement age for each plan in which the executive participates. For purposes of determining the earliest unreduced retirement age, service was assumed to be granted until the actual date of retirement. For example, an executive under the ESPP formula who is age 50 with 20 years of service would be assumed to retire at age 55 due to eligibility of unreduced benefits at 25 years of service or age 57 if the four times annual compensation limit rule noted previously applies. No termination, disability or death was assumed to occur prior to retirement. Otherwise, the assumptions used are described in Note 13 to our Financial Statements for the year ended December 31, 2012 of our Annual Report on Form 10-K filed with the SEC on February 13, 2013. Information regarding the qualified pension plan can be found under the heading “Qualified Pension Plan”.

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Named Executive Officer	Plan Name	Number of years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Wendell P. Weeks	Qualified Pension Plan	30		1,449,947	0
	ESPP	25	(1)	18,416,659	0
James B. Flaws	Qualified Pension Plan	40		1,944,118	0
	ESPP	40	(2)	19,359,286	0
Kirk P. Gregg	Qualified Pension Plan	19		558,470	0
	ESPP	25	(3)	10,108,427	0
Lawrence D. McRae	Qualified Pension Plan	27		1,217,753	0
	ESPP	25	(1)	6,793,047	0
Jeffrey W. Evenson	Qualified Pension Plan	2		19,606	0
	ESPP	2		102,499	0

(1)

Under Formula A, years of service are capped at 25 years, in determining benefits under the ESPP.

(2)

Under Formula B, years of service are uncapped with a formula of 1.5% per year in determining benefits under the ESPP.

(3)

Mr. Gregg’s 1993 employment letter, as amended in 2002, provides for nine extra years of benefit service under the ESPP for retirement on or after age 55. The additional value generated by these extra nine years of service is currently approximately $2,380,000. Because of the 25-year cap on service under Formula A, implemented after Mr. Gregg was hired, some or all of these additional years of benefit service will not enhance Mr. Gregg’s total pension benefit, depending on his actual retirement date. For example, at age 55, Mr. Gregg will have 21 actual years of service so that only four of the nine additional years of service will have any impact on his pension. At age 60, Mr. Gregg would have 26 actual years of service so that those additional years of service would not provide any incremental pension value. Additional years of service credit have not been provided to senior executives since this adjustment in 2002.

The compensation covered by the qualified pension plan and the ESPP for the Named Executive Officers is the “Salary” plus the GoalSharing and Performance Incentive Plan cash bonuses set forth in the Summary Compensation Table. Bonuses are included as compensation in the calendar year paid. Long-term cash or equity incentives are not (and have never been) considered as eligible earnings for determining retirement benefits under these plans. For the 2012 calendar year, the Named Executive Officers’ eligible earnings and final average compensation were as follows:

	As of December 31, 2012
	Eligible Pension Earnings ($)	Final Average Earnings ($)
Wendell P. Weeks	1,420,383	2,727,870
James B. Flaws	1,025,652	1,943,444
Kirk P. Gregg	712,820	1,318,653
Lawrence D. McRae	685,064	930,741
Jeffrey W. Evenson	460,607	430,291

Nonqualified Deferred Compensation

The table below shows the contributions, earnings and account balances for the NEOs in the Supplemental Investment Plan. Pursuant to the Company’s Supplemental Investment Plan, certain executives, including the NEOs, may choose to defer up to 75% of annual base salary and up to 75% of GoalSharing and Performance Incentive Plan cash bonuses. The participant chooses from the same funds available under our Company Investment Plan (401(k)) in which to “invest” the deferred amounts. No cash is actually invested in the unfunded accounts under the Supplemental Investment Plan. Deferred amounts incur gains and losses based on the performance of the individual participant’s investment fund selections. Participants may change their elections among these fund options. All of our current NEOs, other than Dr. Evenson, have more than three years with the Company, so all of the Company’s matching contributions are fully vested. Participants cannot withdraw any amounts from their deferred compensation balances until retirement from the Company at or after age 55 with 5 years of service. Participants may elect to receive distributions as a lump sum payment or two to five annual installments. If a NEO leaves the Company, prior to retirement, the account balance is distributed in a lump sum, six-months following the executive’s departure.

No NEO withdrawals or distributions were made in 2012.

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Named Executive Officer	Aggregate Balance at January 1, 2012 ($)	Executive Contributions in 2012(1) ($)	Company Contributions in 2012(2) ($)	Aggregate Earnings in 2012(3) ($)	Aggregate Withdrawals/ Distributions in 2012 ($)	Aggregate Balance as of December 31, 2012 ($)
Wendell P. Weeks	2,556,261	76,223	78,446	268,714	0	2,979,644
James B. Flaws	3,533,546	52,425	49,440	302,292	0	3,937,703
Kirk P. Gregg	1,403,459	27,769	18,513	138,837	0	1,588,578
Lawrence D. McRae	0	0	0	0	0	0
Jeffrey W. Evenson	0	12,636	8,424	847	0	21,908

(1)

Reflects participation in the Supplemental Investment Plan by Messrs. Weeks, Flaws and Gregg and Dr. Evenson in the deferral of a portion of their 2012 base salaries and participation by Messrs. Weeks, Flaws, and Gregg in the deferral of a portion of the bonus received in 2012 for prior year performance. The Named Executive Officers’ contributions are included in the Summary Compensation Table, as a part of Salary and/or Non-Equity Incentive Plan Compensation.

(2)

Reflects Company match on the Supplemental Investment Plan which was credited to the account of the Named Executive Officers in 2012. All of these amounts are included in the All Other Compensation column of the Summary Compensation Table (and are also detailed in footnote (5) to that Table).

(3)

Reflects aggregate earnings on each type of deferred compensation listed above. The earnings on deferred base salary and bonus payments are calculated based on the actual returns from the same fund choices that Company employees have in the qualified 401(k) plan. Currently, employees have 14 fund choices that they may select from. As nonqualified plans, these plans are unfunded which means that no actual dollars are invested in these funds. The Company does not provide any above market interest rates or other special terms for any deferred amounts. As a result, these amounts are not included in the Change in Pension Value column of the Summary Compensation Table.

Arrangements with Named Executive Officers

Severance Agreements

With the exception of Dr. Evenson, we have entered into severance agreements with each of our NEOs. Effective for all new executive severance agreements and executive change in control agreements entered into after July 2004, the Compensation Committee and Board of Directors approved a policy to limit benefits that may be provided to an executive under any new agreement to 2.99 times the executive’s annual compensation of base salary plus target incentive payments (the “Overall Limit”). All of the NEOs, other than Dr. Evenson, are parties to executive severance and change in control agreements executed prior to July 2004 and, therefore, are not affected by the Overall Limit.

Severance Agreements—Mr. Weeks

Under Mr. Weeks’ severance agreement, if he is terminated involuntarily, and without “cause” (a conviction for a felony; commission of a fraud, theft or embezzlement that materially damages the financial condition of Corning; or gross abdication of duties), or as a result of disability, he is entitled to the following:

•

Base salary, reimbursable expenses and annual bonus accrued and owing as of the date of termination (lump sum payment);

•

A severance amount equal to 2.99 times his then base salary plus an annual bonus amount (calculated at 100% of target that would have been paid for the fiscal year in which the termination occurs) (lump sum payment);

•

Continued participation in the Company’s benefit plans for up to three years;

•

In the calendar year following the year in which the termination occurs (subject to a six-month waiting period), the purchase of his principal residence by the Company upon request; and

•

Receipt of an additional three years of service credit under Corning’s Executive Supplemental Pension Plan, but subject to the service limits under such plan.

Since Mr. Weeks already has more than 25 years of service with the Company, this provision has no additional impact on his benefit.

If however, Mr. Weeks is terminated for cause (as described above) or he resigns, he would (1) be entitled to accrued, but unpaid salary (lump sum payment) and any reimbursable expenses accrued or owing to him and (2) forfeit any outstanding stock option awards.

Severance Agreements—Other Named Executive Officers

Generally under the severance agreements, a Named Executive Officer is entitled to severance payments if he is terminated involuntarily other than for “cause” (conviction of a felony or misdemeanor involving moral turpitude; material breach of Corning’s Code of Conduct; gross abdication of duties; or misappropriation of Company assets or dishonesty or business conduct that causes material harm to Corning).

In addition, “involuntary termination” of an executive does not include:

•

Voluntary termination;

•

Voluntary retirement at or after age 55;

•

Termination as a result of disability or death;

•

Termination of employment as a result of the sale of all or part of Corning’s business and the executive has an opportunity to continue employment with buyer for comparable total compensation; and

•

Termination as a result of a change in control of Corning if the executive has a separate change in control agreement.

Under the severance agreements, a Named Executive Officer, other than Mr. Weeks and Dr. Evenson, is entitled to receive the following:

•

Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment);

•

A severance amount equal to 2.99 times (in the case of Mr. Flaws) and two times (in the case of Mr. Gregg, McRae and Evenson) the executive’s then base salary plus an annual bonus amount (an amount equal to executive’s salary multiplied by the executive’s target percentage in effect on the termination date under the Company’s Performance Incentive Plan and 5% target under the GoalSharing Plan) (lump sum payment);

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•

Continued medical, dental and hospitalization benefits for 24 months;

•

In the calendar year following the year in which the termination occurs (subject to a six-month waiting period), the purchase of his principal residence by the Company upon request;

•

Receipt of an additional 2.99 years (in the case of Mr. Flaws) and two years (in the case of Messrs. Gregg and McRae) of service credit under Corning’s nonqualified retirement plans, but subject to the service limits under such plan. Since Mr. Gregg and Mr. McRae already have more than 25 years of service with the Company, this provision has no additional impact on their benefits; and

•

Outplacement benefits up to a maximum amount of $50,000.

While Dr. Evenson has not yet signed a severance agreement, the Company has agreed to provide him with a lump sum cash severance benefit equal to two times his then base salary plus an annual bonus amount (an amount equal to executive’s salary multiplied by the executive’s target percentage in effect on the termination date under the Company’s Performance Incentive Plan and 5% target under the GoalSharing Plan). Dr. Evenson would also receive assistance for continued medical, dental and hospitalization benefits.

The following table reflects the amounts that would be payable under the various arrangements assuming termination occurred at December 31, 2012.

Termination Scenarios (Including Severance, if eligible)
Named Executive Officer		Voluntary(1) ($)	For Cause(1) ($)	Death ($)	Disability(1) ($)	Without Cause ($)
Wendell P. Weeks	Severance Amount	n/a	n/a	n/a	n/a	8,841,879
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	53,352	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	n/a
	Purchase of Principle Residence	n/a	n/a	n/a	n/a	200,000 to 1,000,000	(3)
	Pension Non-Qualified Annuity	632,195	0	632,195	1,264,389	632,195
	Pension - Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified Annuity	99,546	99,546	49,773	99,546	99,546
James B. Flaws	Severance Amount	n/a	n/a	n/a	n/a	5,299,925
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	23,712	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principle Residence	n/a	n/a	n/a	n/a	200,000 to 1,000,000	(3)
	Pension Non-Qualified Annuity	1,012,501	0	1,012,501	1,012,501	1,099,665
	Pension - Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified Annuity	138,989	138,989	69,495	138,989	138,989
Kirk P. Gregg	Severance Amount	n/a	n/a	n/a	n/a	2,304,000
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	35,568	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principle Residence	n/a	n/a	n/a	n/a	200,000 to 1,000,000	(3)
	Pension Non-Qualified Annuity	311,757	0	311,757	623,513	311,757
	Pension - Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified Annuity	23,878	23,878	11,939	23,878	23,878
	Pension-Qualified Lump Sum	236,580	236,580	236,580	236,580	236,580
Lawrence D. McRae	Severance Amount	n/a	n/a	n/a	n/a	2,224,800
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	35,568	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principle Residence	n/a	n/a	n/a	n/a	200,000 to 1,000,000	(3)
	Pension Non-Qualified Annuity	200,084	0	200,084	400,167	200,084
	Pension - Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified Annuity	81,504	81,504	40,752	81,504	81,504
Jeffrey W. Evenson	Severance Amount	n/a	n/a	n/a	n/a	1,489,200
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	39,463	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principle Residence	n/a	n/a	n/a	n/a	200,000 to 1,000,000	(3)
	Pension Non-Qualified Annuity	0	0	0	10,686	0
	Pension - Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified Lump Sum	0	0	19,436	22,147	0

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(1)

Non-qualified plan benefits shown for all Named Executive Officers are payable from the Executive Supplemental Pension Plan. The timing and form of the benefits payable in the table above for a voluntary termination are as follows: Messrs. Weeks, Gregg, McRae and Dr. Evenson’s Executive Supplemental Pension Plan benefits are payable as a life annuity beginning at age 55. Mr. Flaws’ benefit is payable as an immediate life annuity with six years guaranteed.

(2)

The value of medical and dental benefits continuation is estimated at $17,784 for family coverage for Messers. Weeks, Gregg, and McRae (three years of benefits continuation for Mr. Weeks and two years of benefits continuation for Messrs. Gregg, and McRae). Mr. Flaws’ benefits continuation is estimated at $11,856 per year for two years. Dr. Evenson would receive a lump sum equivalent to two years’ COBRA premiums.

(3)

The Named Executive officers may also request that Corning purchase their principal residence. Corning is unable to accurately and precisely estimate the value that may be delivered under this provision as it requires an independent appraisal of the executive’s residence as well as a calculation of the executive’s purchase price of the residence plus a percentage of documented improvements made to the property. These values are not maintained by Corning in its normal course of business. They are required only if an executive is terminated. Under the terms of the severance agreements, an executive may request that the Company purchase the executive’s principal residence in the Corning, New York area. Such purchase must be finalized in the calendar year following the year in which the executive’s termination occurred (subject to a six-month waiting period) and shall be made at the greater of (i) the residence’s appraised value at the termination date, as determined in accordance with the Company’s relocation policies in effect immediately prior to the involuntary termination or (ii) The total cost of the residence plus improvements and tax gross-up as applicable (“Protected Value”), as determined in accordance with the Company’s Protected Value policy in effect as of the date of the relevant severance agreement. The values above represent estimates of how much the Protected Value calculation may exceed the appraised value of the property and includes an associated tax gross up.

Corning’s team approach, as applied to our Named Executive Officers’ compensation, results in similarly situated executives being treated consistently. Currently, the terms of both the severance and change in control agreements are bifurcated similarly between those Named Executive Officers who are Board members and those who are not (i.e. cash severance payments range from two to 2.99 times the executives’ base salary and annual bonus amount). These ranges and periods were not negotiated individually with the executives, but were put in place by the Committee, having determined that these terms and multiples were appropriate for such agreements.

Change in Control Agreements

We have entered into change in control agreements with each of the Named Executive Officers, except Dr. Evenson who does not yet have a written agreement. These agreements are intended to provide for continuity of management if there is a change in control of Corning. These agreements will be effective until the executive leaves the employ of Corning or until the executive ceases to be an officer of Corning.

The agreements define a “change in control” as any of the following (so long as the event is also a “change in control” within the meaning of Section 409A of the Code):

•

Any person acquires 30% or more of Corning’s voting securities (a “beneficial owner”);

•

A beneficial owner increases his ownership from 30% or more to 50% or more of Corning’s voting securities;

•

A majority of Corning’s directors are replaced during the term of the agreement without approval of at least two-thirds of the existing directors or directors previously approved by the existing directors;

•

Consummation of any merger, consolidation or reorganization involving Corning, unless the outstanding voting securities of Corning prior to the transaction continue to represent at least 50% of the voting securities of Corning or the new company;

•

Corning is liquidated or dissolved; or

•

All or substantially all of Corning’s assets are disposed of or sold.

If during the term of the agreement, a change in control occurs, each Named Executive Officer is entitled to the following:

•

All restrictions on any restricted stock and stock options held by the executive lapse, the options vest and become immediately exercisable.

If: (A) Mr. Weeks (i) is terminated without “cause” (a conviction for a felony, fraud, theft or embezzlement against the Company, a gross abdication of duties), (ii) resigns for “good reason” (generally, a material adverse change in the executive’s title, position or responsibilities, a reduction in the executive’s base salary, relocation, a material reduction in the level of employee benefits, a material breach by the Company of its obligations under the agreement, or a successor company’s failure to honor the agreement) (such period, a “change in control period”), or (iii) resigns or is terminated for any reason within four years following a change in control, or (B) the employment of any Named Executive Officer, other than Mr. Weeks or Dr. Evenson, is terminated (absent cause, by reason of death or disability, or by the executive for good reason) during a change in control period, or within four years following a change in control, each is entitled to the following:

•

Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment);

•

A severance amount equal to 2.99 times (for Messrs. Weeks and Flaws) and two times (for Mr. Messrs. Gregg and McRae) his then base salary plus an annual bonus amount (lump sum payment);

•

Continued participation in the Company’s benefit plans for 36 months;

•

Upon request, purchase of his principal residence;

•

Receipt of an additional five years of service credit under Corning’s Executive Supplemental Pension Plan, subject to the service credit limits under the plan; and

•

Outplacement benefits (equal to 20% of base salary) (excluding Mr. Weeks).

If a Named Executive Officer’s employment is terminated for cause (for Mr. Weeks, “cause” is described above; with respect to the other Named Executive Officers, “cause” means conviction for a felony or misdemeanor involving a crime of moral turpitude, misappropriation of Company assets, or gross abdication of duties), or resigns for other than good reason (described above), or the Named Executive Officer’s employment terminates by reason of death or disability (a physical or mental infirmity which impairs the executive’s ability to substantially perform his duties for 180 consecutive days or 180 days during any twelve month period), the Named Executive Officer is entitled to:

•

Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment).

In addition, each Named Executive Officer, other than Dr. Evenson, is generally entitled to receive a gross-up payment in an amount sufficient to make him whole for any federal excise tax on excess parachute payments imposed under Section 280G and 4999 of the Code. However, if the federal excise tax can be avoided by reducing the related payments by a present value of $45,000 or less, then the payment will be reduced to the extent necessary to avoid the excise tax and no gross up payment will be made to the Named Executive Officer.

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The following table reflects the amounts that would be payable under the various arrangements assuming that a change in control occurred on December 31, 2012.

Named Executive Officer	Cash-Based						Long-Term Incentives(2)		Taxes
	Cash Severance ($)	Interrupted Performance Cycles ($)	ESPP ($)	Misc. Benefits	Excise Tax Gross Up(1) ($)	Total Cash- Based ($)	Interrupted Performance Cycles	Long Term Incentive Awards ($)	Total Pre- Tax Benefit	Less: Employee Income Tax	Excise Tax (1) ($)	Total After-Tax Benefit
Wendell P. Weeks	9,921,540	0	19,150,444	140,000	0	29,211,984	0	14,758,200	43,970,184	22,323,662	0	21,646,521
James B. Flaws	5,835,780	0	15,839,905	140,000	0	21,815,685	0	7,050,337	28,866,022	14,655,280	0	14,210,743
Kirk P. Gregg	2,508,800	0	9,368,040	140,000	0	12,016,840	0	4,485,005	16,501,845	8,377,987	0	8,123,859
Lawrence D. McRae	2,422,560	0	7,271,187	140,000	0	9,833,747	0	3,805,322	13,639,069	6,924,555	0	6,714,514
Jeffrey W. Evenson	1,611,840	0	790,243	125,000	0	2,527,083	0	1,361,757	3,888,841	1,974,364	0	1,914,475

(1)

In accordance with IRS rules, the calculation of excise tax gross-up is a complex calculation that can vary dramatically from year to year depending on the facts and variables applicable at the time of a change in control. For calculations performed at December 31, 2012, none of the Named Executive Officers were subject to the excise tax, so as a result, no excise tax gross-up was applicable.

(2)

Long-term incentives includes a combination of equity (stock options and restricted stock units) and cash (cash performance units) which vest upon a change of control.

In addition to the above, the Named Executive Officers may also request that Corning purchase their principal residence. The value of such benefit is generally estimated to be in the range of $200,000 to $1,000,000. Corning is unable to accurately and precisely estimate the value as it requires an independent appraisal of the executive’s residence, as well as a calculation of the executive’s purchase price of such residence and any documented improvements made to the property. This is data that Corning does not maintain in its normal course of business. See footnote (3) to the “Termination Scenarios”.

Director Compensation

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board, as described below. Members of the Board who are employees of the Company are not compensated for service on the Board or any of its Committees.

Annual Cash Fees

Compensation for directors in 2012, included:

•

An annual cash retainer of $60,000; and

•

$1,750 for each Board, committee meeting or other special session attended.

Directors who join the Board during the Board service year receive a pro-rata portion of the annual cash retainer.

Chairpersons receive an additional retainer of $15,000 per year. Corning pays a $25,000 annual cash retainer to the Lead Director. Mr. Smithburg received $8,333 of additional compensation for his services as Lead Director through April 2012 and Mr. Gund received $16,667 of additional compensation for his services as Lead Director during 2012.

Directors may elect to defer all or a portion of their cash compensation. As of January 13, 2013, amounts deferred may be paid in cash or stock, as applicable, and while deferred may be allocated to (1) an account earning interest, compounded quarterly, at the rate equal to the greater of the prime rate of Citibank, N.A. at the end of each calendar quarter, (2) a restricted stock unit account, or (3) a combination of such accounts. At December 31, 2012, six directors had elected to defer compensation.

Long-term Equity Compensation

Each non-management director annually receives a form of long-term equity compensation approved by the Compensation Committee. Non-management directors generally receive their awards at the February meeting. If, however, a non-management director is appointed between the February meeting and December 31, then that director will receive his/her pro-rata award shortly after joining the Board.

During 2012, Corning issued 8,915 shares of restricted stock to each non-management director under the 2010 Equity Plan for Non-Management directors, except for Stephanie A. Burns, who received 8,172 shares. For any director serving less than a year, such grants were prorated. These restricted shares are subject to forfeiture, and are not available for transfer or exercise until six months after the date of a director’s retirement or resignation.

Non-management directors are reimbursed for expenses (including costs of travel, food and lodging) incurred in attending Board, committee and shareholder meetings. While travel to such meetings may include the use of Company aircraft, if available or appropriate under the circumstances, the directors generally use commercial transportation or their own transportation. Directors are also reimbursed for reasonable expenses associated with other business activities, including participation in director education programs.

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Other

Corning has a Directors’ Charitable Giving Program pursuant to which a director may direct the Company to make a charitable bequest to one or more qualified charitable organizations recommended by such director and approved by Corning in the amount of $1,000,000 (management directors) or $1,250,000 (non-management directors) following his or her death. We fund this program by purchasing insurance policies on the lives of the directors. However, we are under no obligation to use the proceeds of the insurance policies to fund a director’s bequest and can elect to retain any proceeds from the policies as assets of Corning and use another source of funds to pay the directors’ bequests. In 2012, we paid a total of $139,120 in premiums and fees on such policies for our current directors. Because the charitable deductions and cash surrender value of life insurance policies accrue solely to Corning, the directors derive no financial benefit from the program, and we do not include these amounts in the directors’ compensation. Generally, one must be a director for five years to participate in the program. In 2012, Messrs. Cummings, Flaws, Gund, Landgraf, Tookes and Weeks and Drs. Brown, Rieman and Ruding were eligible to participate in the program.

Directors are also eligible to participate in the Corning Foundation Matching Gift Program for eligible charitable organizations. This Program is available to all Corning employees. The maximum matching gift amount available from the Foundation for each participant in the Program is $5,000 in any calendar year.

Corning also pays premiums on directors’ and officers’ liability insurance policies covering directors.

From time to time, spouses may also join non-management directors when traveling to or from Board, committee or shareholder meetings, which may include the use of Company aircraft. While Corning generally incurs no additional cost, this travel may result in the non-management director recognizing income for tax purposes. Corning does not reimburse the non-management director for the estimated taxes incurred in connection with such income.

Director Summary Compensation Table

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-management directors for the fiscal year ended December 31, 2012.

Named Executive Officer(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John Seely Brown	130,000	115,004	0	0	0	0		245,004
Stephanie A. Burns	121,250	105,419	0	0	0	0		226,669
John A. Canning, Jr.	130,000	115,004	0	0	0	5,000	(4)	250,004
Richard T. Clark	145,750	115,004	0	0	0	2,500	(5)	263,254
Robert F. Cummings, Jr.	151,000	115,004	0	0	0	0		266,004
Gordon Gund	170,417	115,004	0	0	0	5,000	(4)	290,421
Kurt M. Landgraf	155,500	115,004	0	0	0	0		270,504
Deborah D. Rieman	150,500	115,004	0	0	0	0		265,504
H. Onno Ruding	153,750	115,004	0	0	0	0		268,754
William D. Smithburg	68,333	38,339	0	0	0	0		106,672
Glenn F. Tilton	32,250	38,339	0	0	0	0		70,589
Hansel E. Tookes II	135,250	115,004	0	0	0	0		250,254
Mark S. Wrighton	150,250	115,004	0	0	0	5,000	(4)	270,254

(1)

Dr. Burns joined the Board in January 2012; Mr. Smithburg retired from the Board in April 2012; Mr. Tilton’s Board term expired in April 2012.

(2)

Amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock granted pursuant to the 2003 Equity Plan for Non-Employee Directors or 2010 Equity Plan for Non-Employee Directors. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 13, 2013. There can be no assurance that the grant date fair value amounts will ever be realized. As of December 31, 2012, each Director had the following number of award shares outstanding: 69,627 for Dr. Brown; 8,172 for Dr. Burns; 16,788 for Mr. Canning; 9,600 for Mr. Clark; 32,324 for Mr. Cummings; 69,627 for Mr. Gund; 30,595 for Mr. Landgraf; 67,251 for Dr. Rieman; 69,627 for Dr. Ruding; 0 for Mr. Smithburg; 0 for Mr. Tilton; 54,501 for Mr. Tookes; and 25,951 for Dr. Wrighton.  Total stock holdings for directors as of December 31, 2012 are shown in the “Security Ownership of Certain Beneficial Owners” table.

(3)

No stock options were granted to non-employee directors in 2012. As of December 31, 2012, each Director has the following number of options outstanding: 28,631 for Dr. Brown; 0 for Dr. Burns; 1,323 for Mr. Canning; 0 for Mr. Clark; 11,872 for Mr. Cummings; 28,631 for Mr. Gund, 9,868 for Mr. Landgraf; 28,631 for Dr. Rieman; 38,631 for Dr. Ruding; 28,631 for Mr. Smithburg; 205 for Mr. Tilton; 28,631 for Mr. Tookes; and 6,775 for Dr. Wrighton.

(4)

Reflects a $5,000 charitable donation match made by Corning Foundation’s Matching Gift Program.

(5)

Reflects a $2,500 charitable donation match made by Corning Foundation’s Matching Gift Program.

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Audit Matters

Report of our Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Corning’s financial reporting, internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors. The directors who serve on the Audit Committee have no financial or personal ties to Corning (other than director compensation and equity ownership as described in this proxy statement) and are all “financially literate” and “independent” for purposes of the New York Stock Exchange listing standards. The Board of Directors has determined that none of the Audit Committee members have a relationship with Corning that may interfere with the member’s independence from Corning and its management.

The Audit Committee met with management periodically during the year to consider the adequacy of Corning’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with Corning’s independent registered public accounting firm and with the appropriate financial personnel and internal auditors. The Audit Committee also discussed with Corning’s senior management and independent registered public accounting firm the process used for certifications by Corning’s Chief Executive Officer and Chief Financial Officer which is required for certain of Corning’s filings with the SEC. The Audit Committee met privately with both the independent registered public accounting firm and the internal auditors, both of whom have unrestricted access to the Audit Committee.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. Management is responsible for: the preparation, presentation and integrity of Corning’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the course of 2012, management updated the documentation, and performed testing and evaluation of Corning’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and it provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management, internal audit and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed a report on, the effectiveness of Corning’s internal control over financial reporting. The Audit Committee also reviewed: the report of management contained in Corning’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC; as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in Corning’s Annual Report on Form 10-K related to its audits of the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 114, “The Auditor’s Communication with Those Charged with Governance,” and Public Company Accounting Oversight Board Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements.” In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from Corning and its management. The Audit Committee has considered whether the provision of permitted non-audit services by the independent registered public accounting firm to Corning is compatible with the auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in Corning’s Annual Report on Form 10-K for the year ended December 31, 2012.

The Audit Committee:

Kurt M. Landgraf, Chairman

Richard T. Clark

Robert F. Cummings, Jr.

Kevin J. Martin (recused from approval, as new Committee member)

Deborah D. Rieman

H. Onno Ruding

Mark S. Wrighton

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Proposal 3  Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for selecting Corning’s independent registered public accounting firm. At the meeting of the Audit Committee of the Board of Directors held on February 6, 2013, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the 2013 fiscal year. Although shareholder approval for this appointment is not required, the Audit Committee and the Board of Directors are submitting the selection of PricewaterhouseCoopers LLP for ratification to obtain the views of shareholders. If the appointment is not ratified, the Audit Committee will consider the shareholders’ views in the future selection of Corning’s auditors.

In making the appointment of PricewaterhouseCoopers LLP as Corning’s independent registered public accounting firm for the fiscal year ending December 31, 2013, the Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence as our independent registered public accounting firm. Before selecting PwC, the Audit Committee considered the firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, qualifications of key members of the engagement team, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee’s review included inquiry concerning any litigation involving PwC and any regulatory proceedings against the firm.

Corning expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and available to respond to questions which may be raised there. These representatives may comment on the financial statements if they so desire.

Our Board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in 2011 and 2012:

	2011	2012
Audit Fees	$8,519,000	$7,134,000
Audit Related Fees	638,000	716,000
Tax Fees	642,000	1,429,000
All Other Fees	93,000	24,000
Total Fees	$9,892,000	$9,213,000

Audit Fees. These fees are comprised of professional services rendered in connection with the audit of Corning’s consolidated financial statements (including the audit of the effectiveness of internal control over financial reporting) and selected international locations, reviews of Corning’s quarterly consolidated financial statements on Form 10-Q that are customary under auditing standards generally accepted in the United States and an audit performed for a transaction which did not occur in 2011 ($2,210,000). Audit fees also include statutory audits of Corning’s foreign jurisdiction subsidiaries, comfort letters and consents for other SEC filings (2011) and reviews of documents filed with the SEC.

Audit Related Fees. These fees are comprised of professional services rendered in connection with due diligence pertaining to acquisitions, internal control reviews at an equity investment company, procedures to translate certain financial statements for foreign subsidiaries, employee benefit plan audits, agreed upon procedures in connection with a required regulatory filings and implementation of new accounting standards at certain international locations (2011).

Tax Fees. These fees are comprised of statutory tax compliance, preparation and assistance for Corning’s foreign jurisdiction subsidiaries, expatriate tax return compliance, other tax compliance projects and assistance in preparing a tax advance pricing agreement which was responsible for the majority of the year over year change ($750,000).

All Other Fees. These fees include a fee relating to licensing technical accounting software from the independent registered public accounting firm, a fee to subscribe to certain benchmarking studies published by the independent registered public accounting firm and legal related document production requests (2011).

Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Corning’s independent registered public accounting firm. The full Audit Committee approves annually projected services and fee estimates for these services and other major types of services. The Audit Committee Chairman has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee and services that were pre-approved but the associated fees will materially exceed the budget established for the type of service at issue. Services approved by the Chairman are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent registered public accounting firm is required to provide supporting documentation detailing said service and confirm that the provision of such services does not impair its independence. The Audit Committee regularly reviews reports detailing services provided to Corning by its independent registered public accounting firm.

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Certain Beneficial Relationships and Related Transactions

Related Party Transactions Policy

Corning has adopted a written policy that addresses related party transactions. A “related party” of Corning includes:

•

a director;

•

a senior officer;

•

an immediate family member of a director or senior officer;

•

a shareholder who owns more than 5% of Corning’s voting securities; or

•

an entity in which a director, senior officer or a more than 5% shareholder has a substantial ownership interest.

Under the policy, all related party transactions must be reviewed by the General Counsel or other disinterested officer. Any transaction involving a director is also reviewed, approved or ratified by the Nominating and Corporate Governance Committee. Any transaction involving an executive officer is also reviewed, approved or ratified by the Audit Committee. In order for any such transaction to be approved or ratified, the transaction must be shown to further the interest of the Company and have appropriate safeguards established.

All approved or ratified related party transactions shall be reported to the Audit Committee and the Nominating and Corporate Governance Committee (in those instances where such committee did not participate in the review, approval or ratification process).

Other Matters

Corning is headquartered in a small community in upstate New York. The Company routinely makes contributions to a number of civic, educational, charitable and cultural institutions that improve the quality of life and increase the resources of the community making it more attractive to employees. In a small community, inevitably employees, including executives and their spouses, have relationships with the non-profit organizations that receive such contributions from the Company.

In February 2011, Corning agreed to construct and lease a new building for the Alternative School for Math and Science (“ASMS”), a private middle school with an advanced curriculum focusing on science and math, located in Corning, New York. Construction was completed in 2012 and spending to complete the project in 2012 totaled $6.7 million. Also in 2012, the Company provided and paid for certain maintenance and upkeep of the ASMS facility which totaled $155,000. The school is open to the public. Currently, children of Corning employees represent approximately 56% of the enrollment. Mark S. Rogus (Senior Vice President and Treasurer), Christine M. Pambianchi, (Senior Vice President, Human Resources), Curt Weinstein (Vice President), Kim Frock Weeks (spouse of Wendell P. Weeks, our Chairman, Chief Executive Officer and President) and Patti Hinman (spouse of Thomas R. Hinman, Senior Vice President) serve on the ASMS board of trustees. Ms. Frock Weeks also serves as Administrative Head of School at ASMS, but receives no salary or benefits in this role. Corning may make additional contributions to ASMS in the future.

Subject to receipt of appropriate reporting and documentation, the Corning Incorporated Foundation authorized a $5.3 million cash grant to the Corning-Painted Post Area School District to assist the District in meeting its 2012-2013 budget priorities and to maintain existing educational programs and services across the District. The Corning Incorporated Foundation may make additional contributions in the future to support education in the District over the longer term.

Corning makes annual contributions to the Corning Museum of Glass (“CMoG”) and the Rockwell Museum of Western Art (the “Rockwell”). Both are located in Corning, New York. In 2012, Corning provided cash contributions and non-cash contributions of services to CMoG and the Rockwell of approximately $30 million and $2.7 million, respectively. Wendell P. Weeks (Chairman, Chief Executive Officer and President), James B. Flaws (Vice Chairman and Chief Financial Officer), Jeffrey W. Evenson (Senior Vice President and Operations Chief of Staff), and Mark S. Rogus (Senior Vice President and Treasurer) serve on the CMoG board of trustees. Denise A. Hauselt (Vice President and Assistant General Counsel) is on the Rockwell board of trustees. Additionally, Corning has approved up to $104 million for expansion and improvement of CMoG facilities, owned by Corning. The expansion funding will take place over three years.

In July 2012, Corning forgave $165,000 of the principal of a previously made $500,000 unsecured loan to the Clemens Center (“CC”), a performing arts center located in Elmira, New York. The funds were used to assist CC with recent renovations to its main theater. Gary S. Calabrese (Senior Vice President, Global Research) is on the CC board of trustees.

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Beneficial Ownership

Directors and Executive Officers

The following table shows, as of December 31, 2012, the number of shares of Corning Common Stock beneficially owned and the aggregate number of shares of Common Stock and Common Stock-based equity, including stock options and RSUs that will vest or become exercisable within 60 days, as applicable, held by:

•

each director and NEO; and

•

all directors, Section 16 officers and NEOs as a group.

Name	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Class
Directors
John S. Brown	156,169		—
Stephanie A. Burns	8,172
John A. Canning, Jr.	77,670		—
Richard T. Clark	9,600
Robert F. Cummings, Jr.	94,196		—
Gordon Gund	3,623,504	(4)	—
Kurt M. Landgraf	40,463		—
Deborah D. Rieman	131,132		—
H. Onno Ruding	119,861		—
Hansel E. Tookes II	93,132		—
Mark S. Wrighton	33,726		—
Named Executive Officers
Wendell P. Weeks*	2,664,867	(5)	—
James B. Flaws*	1,156,748		—
Kirk P. Gregg	866,315		—
Lawrence D. McRae	342,087		—
Jeffrey W. Evenson	15,257		—
All Directors, Section 16 officers and NEOs as a Group (19 persons)	10,428,684	(6)(7)	0.71%

*also serves as director.

(1)

Includes shares of common stock and restricted stock units converting to shares within the next sixty days, subject to forfeiture and restrictions on transfer, granted under Corning’s Incentive Stock Plans as well as options to purchase shares of common stock exercisable within 60 days under Corning’s Stock Option Plans. Messrs. Weeks, Flaws, Gregg, McRae and Evenson have restricted stock units vesting in the following amounts: 88,250; 39,815; 29,500; 20,500; and 0, respectively. All directors and executive officers as a group hold 216,050 restricted stock units. Messrs. Brown, Canning, Clark, Cummings, Gund, Landgraf, Ruding, Tookes, Wrighton, Weeks, Flaws, Gregg, McRae and Evenson, and Drs. Burns and Rieman have the right to purchase 28,631; 882; 0; 11,872; 28,631; 9,868; 38,631; 28,631; 6,775; 1,904,683; 708,264; 640,456; 281,587; 6,492; 0; and 28,631 shares, respectively, pursuant to such options. All directors and executive officers as a group hold options to purchase 4,477,983 such shares.

(2)

Includes shares of common stock, subject to forfeiture and restrictions on transfer, issued under Corning’s Restricted Stock Plans for non-management directors.

(3)

Includes shares of common stock held by JPMorgan Chase & Co. as the trustee of Corning’s Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. The power to dispose of shares of common stock is also restricted by the provisions of the plans. The trustee holds for the benefit of Messrs. Weeks, Flaws, Gregg, McRae and Evenson, and all executive officers as a group the equivalent of 10,504; 0; 8,783; 5,630; 0; and 24,918 shares of common stock, respectively. It also holds for the benefit of all employees who participate in the plans the equivalent of 20,324,206 shares of common stock (being 1.38% of the Class).

(4)

Includes 1,650,000 shares held by a limited liability company in which Mr. Gund has no pecuniary interest, but for which he is the manager.

(5)

Includes 661,430 shares held by a revocable trust of which Mr. Weeks is the beneficiary, and he currently has no voting authority over these shares.

(6)

Does not include 646,696 shares owned by the spouses and minor children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.

(7)

As of December 31, 2012, none of our directors or executive officers had pledged any such shares.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Corning’s directors and certain of its officers to file reports of their ownership of Corning Common Stock and of changes in such ownership with the SEC and the New York Stock Exchange. Regulations also require Corning to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

To Corning’s knowledge, based solely on its review of the copies of such reports furnished to Corning and written representations from certain reporting persons, we believe that all of our officers, directors and any greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2012.

Certain Shareholders

The following table shows those persons known to the Company as of December 31, 2012 to be the beneficial owners of 5% or more of the Company’s Common Stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	104,779,566(1)	7.09%

(1)

Reflects shares beneficially owned by BlackRock, Inc. (“BlackRock”), according to a Schedule 13G/A filed by BlackRock with the SEC on February 8, 2013, reflecting ownership of shares as of December 31,2012. BlackRock has sole voting power and sole dispositive power with respect to 104,779,566 shares. According to the Schedule 13G/A, BlackRock beneficially owned 7.09% of our common stock as of December 31, 2012.

Frequently Asked Questions about the Meeting and Voting

Why Did You Send Me This Proxy Statement?

We sent this proxy statement and the enclosed proxy card to you because our Board of Directors is soliciting your proxy to vote at the 2013 Annual Meeting of Shareholders. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about March 11, 2013.

When and Where Is The Annual Meeting?

The Annual Meeting will be held on Thursday, April 25, 2013, at 11:00 a.m., Eastern Time, at The Corning Museum of Glass Auditorium, Corning, New York.

Who May Attend The Annual Meeting?

The Annual Meeting is open to holders of our common shares. To attend the meeting, you will need to register upon arrival. We may check for your name on our shareholders’ list and ask you to produce valid photo ID. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Corning shares, it is possible that you will not be admitted to the meeting.

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What Am I Voting On?

At the Annual Meeting, you will be voting:

•

To elect 12 directors for a one-year term;

•

To approve the Company’s executive compensation;

•

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•

Any other matter, if any, as may properly come before the meeting and any adjournment or postponement of the Annual Meeting.

How Do You Recommend That I Vote On These Items?

The Board of Directors recommends that you vote your shares:

•

FOR all of the director nominees (Proposal 1);

•

FOR the advisory approval of the compensation of the Company’s Named Executive Officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying disclosure (commonly referred to as “Say-on-Pay”) (Proposal 2); and

•

FOR ratification of the Board’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 3).

Who Is Entitled To Vote?

You may vote if you owned our common shares as of the close of business on February 25, 2013, the record date for the Annual Meeting.

How Many Votes Do I Have?

You are entitled to one vote for each common share you own. As of the close of business on February 6, 2013, we had 1,472,848,380 common shares outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting.

How Do I Vote By Proxy Before The Annual Meeting?

Before the meeting, registered shareholders may vote shares in one of the following three ways:

•

By Internet at www.investorvote.com/glw ;

•

By telephone (from the United States and Canada only) at 1(800) 652-VOTE (8683); and

•

By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided (see instructions on proxy card).

Please refer to the proxy card for further instructions on voting by Internet or telephone.

Please use only one of the three ways to vote.

If you hold shares in the account of or name of a broker, your ability to vote those shares by Internet and telephone depends on the voting procedures used by your broker, as explained below under “How Do I Vote If My Broker Holds My Shares In “Street Name”?”

May I Vote My Shares In Person At The Annual Meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, however, we strongly encourage you to vote your shares by proxy before the meeting.

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May I Change My Mind After I Vote?

Yes. You may change your vote or revoke your proxy at any time before the polls close at the meeting. You may change your vote by:

•

signing another proxy card with a later date and returning it to Corning’s Corporate Secretary at One Riverfront Plaza, Corning, NY 14831, prior to the meeting;

•

voting again by Internet or telephone prior to the meeting; or

•

voting again at the meeting.

You also may revoke your proxy prior to the meeting without submitting any new vote by sending a written notice that you are withdrawing your vote to our Corporate Secretary at the address listed above.

What Shares Are Included On My Proxy Card?

Your proxy card includes shares held in your own name and shares held in any Corning plan. You may vote these shares by Internet, telephone or mail, as described on the enclosed proxy card. Your proxy card does not include any shares held in a brokerage account in the name of your bank or broker (such shares are said to be held in “street name”).

How Do I Vote If I Participate In The Corning Investment Plan?

If you hold shares in the Corning Investment Plan, which includes shares held in the Corning Stock Fund in the 401(k) plan, these shares have been added to your other holdings on your proxy card. Your completed proxy card serves as voting instructions to the trustee of the plan. You may direct the trustee how to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, telephone or mail, all as described on the enclosed proxy card. If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions.

How Do I Vote If My Broker Holds My Shares In “Street Name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you directions on how to vote those shares.

What Is A “Broker Non-Vote”?

If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. As explained under the question “Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?,” Proposals 1 and 2 are not considered routine matters under the current New York Stock Exchange rules, so your bank or broker will not have discretionary authority to vote your shares held in street name on those items. Abstentions and broker non-votes count for quorum purposes, but not for the voting of these proposals. A broker non-vote may also occur if your broker fails to vote your shares for any reason. Proposal 3 (ratification of the appointment of our independent registered public accounting firm) is considered a routine matter under the New York Stock Exchange rules, so your bank or broker will have discretionary authority to vote your shares held in street name on that item.

Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?

Under the New York Stock Exchange rules, if you own shares in “street name” through a broker and do not vote, your broker may not vote your shares on proposals determined to be “non-routine.” In such cases, the absence of voting instructions results in a “broker non-vote.” Broker non-voted shares count toward achieving a quorum requirement for the Annual Meeting, but they do not affect the determination of whether the non-routine matter is approved or rejected. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is the only matter in this proxy statement considered to be a routine matter for which brokers will be permitted to vote on behalf of their clients, if no voting instructions are furnished. Since Proposals 1 and 2 are non-routine matters, broker non-voted shares will not count as votes cast to affect the determination of whether those proposals are approved or rejected. Therefore, it is important that you provide voting instructions to your broker.

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What If I Return My Proxy Card Or Vote By Internet Or Telephone But Do Not Specify How I Want To Vote?

If you sign and return your proxy card or complete the Internet or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•

FOR all of the director nominees (Proposal 1);

•

FOR the advisory vote to approve the compensation of the Company’s Named Executive Officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying disclosure (commonly referred to as “Say-on-Pay”) (Proposal 2); and

•

FOR ratification of the Board’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 3).

If you participate in the Corning Investment Plan and do not submit timely voting instructions, the trustee of the plan will vote the shares in your plan account in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions, as explained above under the question “How Do I Vote If I Participate In The Corning Investment Plan?”

What Does It Mean If I Receive More Than One Proxy Card?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Computershare Trust Company, N.A., at 1-800-255-0461.

May Shareholders Ask Questions At The Annual Meeting?

Yes. Our representatives will answer your questions of general interest to shareholders at the end of the meeting. In order to give a greater number of shareholders the opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, or those of a personal nature.

How Many Shares Must Be Present To Hold The Meeting?

In order for us to conduct our meeting, a majority of our outstanding common shares as of February 25, 2013, the record date for the meeting, must be present in person or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

What Is The Vote Required For Each Proposal?

Proposal	Affirmative Vote Required	Broker Discretionary Voting Allowed
Proposal 1—Election of 12 directors	Majority of votes cast at the meeting in person or by proxy	No
Proposal 2—Advisory vote to approve the Company’s executive compensation	Majority of votes cast at the meeting in person or by proxy	No
Proposal 3—Ratification of auditors for fiscal year 2013	Majority of votes cast at the meeting in person or by proxy	Yes

With respect to each Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN” from voting on any of these Proposals, the abstention will not constitute a vote cast.

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How Will Broker Non-Votes Be Treated?

Except for Proposal 3, broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will have no effect on the outcome of any election or proposal.

How Will Voting On “Any Other Business” Be Conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

Who Pays For The Solicitation Of Proxies?

Our Board of Directors is making this solicitation of proxies on our behalf. We will pay the costs of the solicitation, including the costs for preparing, printing and mailing this proxy statement. We have hired Georgeson Inc. to assist us in soliciting proxies. It may do so by telephone, in person or by other electronic communications. We anticipate paying Georgeson a fee of $16,000 plus expenses for these services. We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so that you may vote your shares. Our directors, officers and regular employees may supplement Georgeson’s proxy solicitation efforts by contacting you by telephone or electronic communication or in person. We will not pay directors, officers or other regular employees any additional compensation for their proxy solicitation efforts.

How Can I Find The Voting Results Of The Annual Meeting?

Following the conclusion of the Annual Meeting, we will include the voting results in a Form 8-K, which we expect to file with the Securities and Exchange Commission (the “SEC”) on or before May 1, 2013.

How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At Next Year’s Annual Meeting?

If you wish to submit a proposal to be included in our proxy statement for our 2014 Annual Meeting of Shareholders, we must receive it at our principal office on or before November 11, 2013. Please address your proposal to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831.

We will not be required to include in our proxy statement a shareholder proposal that is received after that date or that otherwise does not meet the requirements for shareholder proposals established by the SEC or as set forth in our By-Laws.

If you miss the deadline for including a proposal in our printed proxy statement, or would like to nominate a director or bring other business before the 2014 Annual Meeting of Shareholders, under our current By-Laws (which are subject to amendment at any time), you must notify our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. For our 2014 Annual Meeting of Shareholders, we must receive notice on or after December 26, 2013, and on or before January 25, 2014.

Can I Receive Electronic Delivery of Proxy Materials And Annual Reports?

Yes. This proxy statement and Corning’s 2012 Annual Report are available on Corning’s website at www.corning.com. Instead of receiving paper copies of next year’s proxy statement and Annual Report in the mail, shareholders can elect to receive an e-mail message that will provide a link to these documents on the website. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents, reduce the amount of mail you receive, and help preserve environmental resources. Corning’s shareholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year. Shareholders of record may enroll in the electronic proxy statement and Annual Report access service for future Annual Meetings by registering online at www.computershare.com. Beneficial or “street name” shareholders who wish to enroll in electronic access service may do so at www.icsdelivery.com. We may, at some point, use the SEC’s “Notice and Access” method of proxy distribution. If we were to utilize the “Notice and Access” method, you would receive a notice in the mail about how to access electronic copies of the proxy materials or how to have paper copies mailed to you.

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Are You “Householding” For Shareholders Sharing The Same Address?

Yes. The SEC’s rules regarding the delivery to shareholders of proxy statements, annual reports, prospectuses and information statements permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one proxy statement and 2012 Annual Report to multiple registered shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you would like to receive more than one copy of this proxy statement and our 2012 Annual Report, we will promptly send you additional copies upon written or oral request directed to our transfer agent, Computershare Trust Company, N.A., toll free at 1-800-255-0461. The same phone number may be used to notify us that you wish to receive a separate proxy statement or Annual Report in the future, or to request delivery of a single copy of a proxy statement or Annual Report if you are receiving multiple copies.

Code of Ethics

Our Board of Directors has adopted the Code of Ethics for the Chief Executive Officer and Financial Executives and the Code of Conduct for Directors and Executive Officers, which supplements the Code of Conduct governing all employees and directors. A copy of the Code of Ethics is available on our website at http://www.corning.com/investor_relations/corporate_governance/board_download_library.aspx. We will disclose any amendments to, or waivers from, the Code of Ethics on our website within four business days of such determination. During 2012, no amendments to or waivers of the provisions of the Code of Ethics were made with respect to any of our directors or executive officers.

Incorporation by Reference

The Compensation Committee Report on page 33 and the Report of Audit Committee of the Board of Directors on page 47, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Corning under the Securities Act or the Exchange Act, except to the extent that Corning specifically incorporates such information by reference. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Additional Information

Our 2012 Annual Report is provided with this proxy statement. Corning’s Proxy Statement, Annual Report on Form 10-K, and all other filings with the SEC, each of the Board Committee Charters and the Corporate Governance Guidelines may also be accessed via the Investor Relations page on Corning’s web site at www.corning.com. These documents are also available without charge upon a shareholder’s written or oral request to Investor Relations, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831, telephone number (607) 974-9000.

By order of the Board of Directors,

Linda E. Jolly

Corporate Secretary

March 11, 2013

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2012

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the year ended December 31, 2012 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Net Income
Adjusted earnings per share (EPS) and net income	$1.28	$1,934
Adjustments:
Asbestos settlement(a)	(0.01)	(9)
Loss on repurchase of debt(b)	(0.01)	(17)
Equity in earnings of affiliated companies(c)	(0.05)	(90)
Acquisition-related costs(d)	(0.01)	(22)
Restructuring, impairment and other charges(e)	(0.06)	(91)
Provision for income taxes(f)	(0.03)	(41)
Accumulated other comprehensive income(g)	0.03	52
Foreign exchange rate fluctuations(h)	0.01	12
Total EPS and net income	$1.15	$1,728

(a)

In 2012, Corning recorded a charge of $9 million after tax to adjust the asbestos liability for the change in value of the components of the Modified PCC Plan.

(b)

In 2012, Corning recorded a loss of $17 million after tax on the repurchase of $13 million principal amount of our 8.875% senior unsecured notes due 2021, $11 million of our 8.875% senior unsecured notes due 2016, and $51 million principal amount of our 6.75% senior unsecured notes due 2013.

(c)

In 2012, Corning recorded a $18 million restructuring charge for our share of costs for headcount reductions and asset write-offs at Samsung Corning Precision, and an impairment charge in the amount of $81 million after tax for our share of a charge for workforce reductions and asset write-offs at Dow Corning; and a $9 million after tax credit for Corning’s share of Dow Corning’s settlement of a dispute related to long term supply agreements.

(d)

Includes expenses resulting from the acquisition of the Discovery Labware business, including amortization of purchased intangibles, amortization of purchase accounting adjustments to inventories, and integration and deal costs, in the amount of $22 million after tax.

(e)

In 2012, Corning recorded a $91 million after tax charge for asset impairments, workforce reductions and asset write-offs and disposals.

(f)

In 2012, Corning recorded a $37 million tax expense resulting from the delay of the passage of the American Taxpayer Relief Act of 2012 until Jan. 2013 , that will be reversed in Q1, 2013, and a $4 million net tax provision related to the adjustment of deferred taxes as a result of tax rate reductions in Japan.

(g)

In 2012, Corning recorded a $52 million translation capital gain on the liquidation of a foreign entity.

(h)

The adjustment after-tax in 2012 for foreign exchange fluctuations for the Korean Won.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2011

(Unaudited; amounts in millions, except per share amounts)

Corning’s adjusted net income and earnings per share (EPS) for the year ended December 31, 2011 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful in understanding the calculation of the metrics used to compute Corning’s incentive compensation. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Net Income
Adjusted earnings per share (EPS) and net income	$1.67	$2,636
Adjustments:
Contingent liability(a)	0.02	27
Restructuring, impairment and other charges(b)	(0.05)	(83)
Asbestos settlement(c)	(0.01)	(15)
Fluctuations in foreign exchange rates(d)	0.09	153
Equity in earnings of affiliated companies(e)	0.04	74
Provision for income taxes(f)	0.01	13
Total EPS and net income	$1.77	$2,805

(a)

In 2011, Corning recognized a credit of $27 million resulting from a reduction to a contingent liability associated with an acquisition recorded in the first quarter of 2011.

(b)

In 2011, Corning recorded an $83 million after-tax asset impairment charge for certain long-lived assets in our Specialty Materials segment.

(c)

In 2011, Corning recorded a charge of $15 million after-tax to adjust the asbestos liability for the change in the value of the components of the modified PCC Plan.

(d)

The adjustment after-tax in 2011 for foreign exchange fluctuations for the Japanese Yen and the Korean Won was $153 million.

(e)

In 2011, equity in earnings of affiliated companies included a $74 million after-tax credit for Corning’s share of the future portion of Dow Corning Corporation’s settlement of a dispute related to long term supply agreements.

(f)

In 2011, Corning recorded a $26 million net tax benefit related to prior year foreign tax credits and other tax adjustments. Also in 2011, Corning recorded a $13 million net tax provision related to the adjustment of deferred taxes as a result of enacted tax rate reductions primarily in Japan.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2010

(Unaudited; amounts in millions, except per share amounts)

Corning’s adjusted net income and earnings per share (EPS) for the year ended December 31, 2010 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful in understanding the calculation of the metrics used to compute Corning’s incentive compensation. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Net Income
Adjusted earnings per share (EPS) and net income	$1.82	$2,883
Adjustments:
Restructuring, impairment and other charges(a)	—	1
Insurance settlement(b)	0.13	206
Asbestos settlement(c)	0.02	30
Fluctuations in foreign exchange rates(d)	0.08	128
Equity in earnings of affiliated companies(e)	0.08	120
Loss on repurchase of debt(f)	(0.01)	(19)
Provision for income taxes(g)	0.13	209
Total EPS and net income	$2.25	$3,558

(a)

In 2010, Corning recorded a credit of $1 million after-tax for adjustments to restructuring reserves.

(b)

In 2010, Corning recorded $206 million after-tax on the settlement of business interruption and property damage insurance claims in the Display Technologies segment resulting from earthquake activity near the Shizuoka, Japan facility and a power disruption at the Taichung, Taiwan facility in 2009.

(c)

In 2010, Corning recorded a net credit of $30 million after-tax to adjust the asbestos liability for change in value of the components of the modified PCC Plan.

(d)

The adjustment after-tax in 2010 for foreign exchange fluctuations for the Japanese Yen and the Korean Won was $128 million.

(e)

In 2010, equity in earnings of affiliated companies included a credit of $20 million after-tax primarily for Corning’s share of advanced energy manufacturing tax credits at Dow Corning Corporation. Also, included is a credit of $24 million after-tax for our share of a release of valuation allowance on foreign deferred tax assets, a $15 million after-tax credit for our share of excess foreign tax credits from foreign dividends at Dow Corning Corporation and a $61 million credit for our share of a revised Samsung Corning Precision tax holiday calculation agreed to by the Korean National Tax Service.

(f)

In 2010, Corning recorded a $19 million after-tax loss on the repurchase of $126 million principal amount of our 6.2% senior unsecured notes due March 15, 2016 and $100 million principal amount of our 5.9% senior unsecured notes due March 15, 2014.

(g)

In 2010, Corning recorded a $56 million tax charge from the reversal of the deferred tax asset associated with a Medicare subsidy. Also, recorded in 2010 was a $265 million tax credit for excess foreign tax credits that resulted from the repatriation of current year earnings of certain foreign subsidiaries.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Years Ended December 31, 2012, 2011 and 2010

(Unaudited; amounts in millions, except per share amounts)

Corning’s adjusted operating cash flow for the years ended December 31, 2012, 2011 and 2010 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP operating cash flow is helpful in understanding the calculation of the metrics used to compute Corning’s incentive compensation. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	December 31,
	2012	2011	2010
Adjusted operating cash flow	$3,167	$3,582	$2,723
Adjustments:
Cash received from settlement of insurance claims(a)			259
Fluctuations in foreign exchange rates(b)	(8)	61	50
Cash translation adjustments(c)	70	(70)
Restructuring, impairment and other credits(d)	(15)		(65)
Special dividend from equity affiliate(e)		(384)	868
Impact of Discovery Labware Acquisition(f)	(8)
Net cash provided by operating activities	$3,206	$3,189	$3,835

(a)

In 2010, Corning received $259 million on the settlement of business interruption and property damage insurance claims in the Display Technologies segment resulting from earthquake activity near the Shizuoka, Japan facility and a power disruption at the Taichung, Taiwan facility in 2009.

(b)

In 2012, the cash flow adjustment for foreign exchange fluctuations for the Korean Won was $8 million; and in 2011 and 2010, the cash flow adjustment for foreign exchange fluctuations for the Japanese Yen and the Korean Won was $61 million and $50 million, respectively.

(c)

In 2012 and 2011, the adjustment represents the impact of translation of cash balances by non-USD functional entities to USD.

(d)

In 2012 and 2010, the restructuring, impairments and other credits adjustment represents a budget to actual adjustment to arrive at the metric to calculate incentive compensation, which was $15 and $65 million, respectively.

(e)

In 2011, the $384 million represents an adjustment for special dividends which were not received from the Company’s equity affiliates. In 2010, Corning received a special dividend of $868 million after-tax from our equity affiliate Samsung Corning Precision.

(f)

In 2012, the cash flow adjustment for amounts paid related to the acquisition of the majority of the Discovery Labware business from Becton, Dickinson and Company was $8 million.

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Our Values

Throughout our history, Corning's strong, visionary leadership has been guided by an enduring set of Values that define our relationships with employees, customers, and the communities in which we operate around the world.

Quality
Integrity
Performance
Leadership
Innovation
Independence
The Individual

FSC
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CORNING

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 25, 2013.

Vote by Internet

- Go to **www.investorvote.com/glw**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is **NO CHARGE** to you for the call.
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John Seely Brown	☐	☐	☐	02 - Stephanie A. Burns	☐	☐	☐	03 - John A. Canning, Jr.	☐	☐	☐
04 - Richard T. Clark	☐	☐	☐	05 - Robert F. Cummings, Jr.	☐	☐	☐	06 - James B. Flaws	☐	☐	☐
07 - Kurt M. Landgraf	☐	☐	☐	08 - Kevin J. Martin	☐	☐	☐	09 - Deborah D. Rieman	☐	☐	☐
10 - Hansel E. Tookes II	☐	☐	☐	11 - Wendell P. Weeks	☐	☐	☐	12 - Mark S. Wrighton	☐	☐	☐

B Management's Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

C Non-Voting Items

Change of Address — Please print your new address below.

Discontinue Duplicates Reports
Mark the box to the right if you wish to discontinue receiving duplicate Annual Reports. ☐

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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CORNING

Proxy — Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2013 MEETING OF SHAREHOLDERS

APRIL 25, 2013

The undersigned hereby appoints James B. Flaws and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 25, 2013, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning Common Stock through a Corning Incorporated benefit plan, your share ownership as of February 25, 2013, is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting April 25, 2013. The proxy statement and annual report to security holders are available at www.corning.com/2013_proxy.